Exhibit 2.1

THIS CIRCULAR IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this circular, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this circular.

If you have sold or transferred all your shares in China Mobile Limited, you should at once hand this circular and the accompanying form of proxy to the purchaser or transferee, or to the bank, stockbroker or other agent through whom the sale or transfer was effected for transmission to the purchaser or transferee.

If you are in any doubt as to any aspect of this circular, you should consult your licensed securities dealer, bank manager, solicitor, professional accountant or other professional adviser.

This circular is for information only and is not intended to and does not constitute, or form part of, an invitation or offer to acquire, purchase or subscribe for any securities of the Company.

中国移动
China Mobile

CHINA MOBILE LIMITED

中 國 移 動 有 限 公 司

(Incorporated in Hong Kong with limited liability under the Companies Ordinance)

(Stock Code: 941)

PROPOSED RMB SHARE ISSUE UNDER SPECIFIC MANDATE
PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION
AND
NOTICE OF THE EXTRAORDINARY GENERAL MEETING

A letter from the Board is set out on pages 3 to 20 of this circular.

The EGM will be held on Wednesday, 9 June 2021 at 9:30 a.m. in the Grand Ballroom, Grand Hyatt Hong Kong, 1 Harbour Road, Wanchai, Hong Kong. A notice of the EGM is set out on pages EGM-1 to EGM-5 of this circular. The form of proxy for use at the EGM has been despatched to the Shareholders together with this circular and also published on the websites of the Hong Kong Stock Exchange and the Company. Whether or not you intend to attend the EGM, you are requested to complete and return the form of proxy in accordance with the instructions printed thereon. The form of proxy should be deposited at the Company's registered office at 60/F, The Center, 99 Queen's Road Central, Hong Kong as soon as possible and in any event not less than 24 hours before the time appointed for the EGM or any adjournment thereof. Completion and return of the form of proxy will not preclude you from attending and voting in person at the EGM or at any adjournment thereof should you so wish.

24 May 2021

CONTENTS

Page

DEFINITIONS 1

LETTER FROM THE BOARD 3

I. INTRODUCTION 3

II. MATTERS TO BE RESOLVED AT THE EGM 3

III. OTHER INFORMATION RELATED TO THE RMB SHARE ISSUE 15

IV. EGM 19

V. RECOMMENDATION 20

VI. RESPONSIBILITY STATEMENT 20

VII. FURTHER INFORMATION 20

APPENDIX I — PLAN FOR STABILISATION OF THE PRICE OF RMB SHARES WITHIN THREE YEARS FOLLOWING THE RMB SHARE ISSUE I-1

APPENDIX II — SHAREHOLDER RETURN PLAN WITHIN THREE YEARS FOLLOWING THE RMB SHARE ISSUE II-1

APPENDIX III — REMEDIAL MEASURES FOR THE POTENTIAL DILUTION OF IMMEDIATE RETURNS RESULTING FROM THE RMB SHARE ISSUE III-1

APPENDIX IV — AMENDMENTS TO THE ARTICLES OF ASSOCIATION IV-1

APPENDIX V — POLICY GOVERNING THE PROCEDURES OF GENERAL MEETINGS V-1

APPENDIX VI — POLICY GOVERNING THE PROCEDURES OF BOARD MEETINGS VI-1

NOTICE OF THE EXTRAORDINARY GENERAL MEETING EGM-1

– i –

DEFINITIONS In this circular, unless thecontext otherwiserequires,the expressions below shall have the following meanings: “Articles of Association” the articles of association of the Company (as amended from time to time) “Board” the board of Directors of the Company “Companies Ordinance” the Companies Ordinance (Chapter 622 of the Laws of Hong Kong) “Company” China Mobile Limited “CSDC” China Securities Depository and Clearing Corporation Limited “CSRC” China Securities Regulatory Commission “Directors” the directors of the Company “EGM” the extraordinary general meeting of the Company to be held on 9 June 2021, or any adjournment thereof, for consideration by the Shareholders and seeking their approval for the RMB Share Issue, the granting of the Specific Mandate and the other related matters as set out in this circular “Hong Kong” the Hong Kong Special Administrative Region of the PRC “Hong Kong Listing Rules” the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited “Hong Kong Shares” the existing Ordinary Shares which are listed on the Hong Kong Stock Exchange “Hong Kong Stock Exchange” The Stock Exchange of Hong Kong Limited “Latest Practicable Date” 18 May 2021, being the latest practicable date prior to the printing of this circular for ascertaining certain information for inclusion herein “Ordinary Shares” ordinary shares in the issued share capital of the Company and as may be issued by the Company from time to time –1–

DEFINITIONS “PRC” the People’s Republic of China (excluding, solely for the purposes of this circular, the Hong Kong Special Administrative Region of China, the Macau Special Administrative Region of China and Taiwan, China) “RMB” Renminbi, the lawful currency of the PRC “RMB Shares” the Ordinary Shares to be subscribed for in RMB by investors in the PRC, listed on the Shanghai Stock Exchange and traded in RMB “RMB Share Issue” or “RMB Share Issue the Company’s proposed initial public offering of RMB and Listing” Shares, which will be listed on the Shanghai Stock Exchange “Shareholders” holders of Ordinary Shares “Specific Mandate” a specific mandate to be sought from the Shareholders at the EGM to allot and issue RMB Shares pursuant to the RMB Share Issue “%” per cent FORWARD-LOOKING STATEMENTS Certain statements contained in this circular may be viewed as “forward-looking statements” within the meaning of Section 27A of the U.S. SecuritiesAct of 1933, as amended, and Section 21E of the U.S. Securities ExchangeAct of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual performance, financial condition or results of operations of the Company to be materially different from those implied by such forward-looking statements. In addition, the Company does not intend to update these forward-looking statements. Further information regarding these risks, uncertainties and other factors is included in the Company’s most recent Annual Report on Form 20-F and other filings with the U.S. Securities and Exchange Commission. –2–

LETTER FROM THE BOARD

CHINA MOBILE LIMITED
中國移動有限公司

(Incorporated in Hong Kong with limited liability under the Companies Ordinance)

(Stock Code: 941)

Executive Directors:
YANG Jie *(Chairman)*
DONG Xin *(Chief Executive Officer)*
WANG Yuhang
LI Ronghua *(Chief Financial Officer)*

Independent Non-executive Directors:
Moses CHENG Mo Chi
Paul CHOW Man Yiu
Stephen YIU Kin Wah
YANG Qiang

Registered Office:
60th Floor
The Center
99 Queen's Road Central
Hong Kong

24 May 2021

To the Shareholders

Dear Sir or Madam,

PROPOSED RMB SHARE ISSUE UNDER SPECIFIC MANDATE PROPOSED AMENDMENT TO ARTICLES OF ASSOCIATION AND NOTICE OF THE EXTRAORDINARY GENERAL MEETING

I. INTRODUCTION

Reference is made to the announcement of the Company dated 17 May 2021 in relation to the RMB Share Issue, the Specific Mandate and related matters (including proposed amendments to the Articles of Association).

The purpose of this circular is to provide Shareholders with further details of the resolutions proposed to be considered and approved by Shareholders at the EGM and provide relevant information to enable Shareholders to make an informed decision on whether to vote for or against or abstain from voting at these resolutions. Such resolutions and information are set out in this letter from the Board.

II. MATTERS TO BE RESOLVED AT THE EGM

1. Resolution on the RMB Share Issue and the Specific Mandate

An ordinary resolution will be proposed at the EGM to approve the RMB Share Issue and the Specific Mandate subject to obtaining approvals from the relevant regulatory authorities.

– 3 –

LETTERFROM THE BOARD In order to grasp the window of opportunity to develop the information services market, promote the implementation of the strategy of becoming a world-class enterprise by building a dynamic “Powerhouse”, advance digitalized and intelligent transformation, cultivate a digitalized and intelligent ecosystem with new vitality and build new momentum toward high-quality development, the Company proposes to apply for the RMB Share Issue. The RMB Share Issue is detailed as follows: (1) Nature of RMB Shares Ordinary Shares to be subscribed for in RMB by the target subscribers (as stated below), and proposed to be listed on the Shanghai Stock Exchange and traded in RMB, forming the same class of shares as the Hong Kong Shares The RMB Shares do not have a par value pursuant to section 135 of the Companies Ordinance (2) Number of RMB Shares to The Company proposes to conduct a public offering of no be issued more than 964,813,000 RMB Shares, representing no more than 4.50% of the Company’s total number of Ordinary Shares in issue upon the RMB Share Issue (prior to the exercise of the over -allotment option); subject to compliance with laws and regulations and regulatory requirements, the Company may authorise the lead underwriter(s) to exercise the over-allotment option, and conduct an over-allotment of no more than 15% of the number of RMB Shares under the RMB Share Issue (prior to the exercise of the over-allotment option) In the event of issue of bonus shares, capitalisation of capital reserve, exercise of share options, repurchase or other events of the Company prior to the RMB Share Issue, the number of RMB Shares to be issued will be adjusted accordingly The RMB Share Issue will be conducted wholly by way of issuing new shares The final number of RMB Shares to be issued and matters in relation to over-allotment will be determined according to market conditions and communications with relevant regulatory authorities –4–

LETTERFROM THE BOARD (3) Target subscribers Qualified natural persons and institutional investors (except for investors prohibited by laws, regulations and applicable regulatory requirements) If any of the aforesaid target subscribers of the RMB Share Issue is a connected person of the Company, the Company will take all reasonable measures to comply with the requirements of the relevant regulatory authorities (4) Method of issuance The RMB Share Issue will adopt a combination of off-line placement to inquiring subscribers and on-line fixed-price issuance to eligible public investors or such other methods of issuance as permitted by the relevant regulatory authorities (including without limitation placement to strategic investors) (5) Method of pricing The offer price will be determined via off-line price enquiries with potential investors and other legally practicable methods pursuant to applicable laws and regulations as well as regulatory rules, based on the prevailing conditions of the domestic and overseas capital markets and the actual circumstances of the Company at the time of the RMB Share Issue, and taking into account the interests of the existing Shareholders as a whole Pursuant to the Administrative Measures on Issue and Underwriting of Securities (CSRC Order No. 144) (《證券 發行與承銷管理辦法》(中國證監會令第144號)) and other relevant requirements, where the price under an initial public offering of RMB shares is determined by way of price enquiries, after off-line investors make offers, the issuer and the lead underwriter(s) shall disregard a portion of the highest offer price(s) among the total number intended to be subscribed for, provided that the portion disregarded shall not be less than 10% of the total number intended to be subscribed for by all off-line investors, upon which the issue price shall be determined after discussions with reference to the remaining offers and the number intended to be subscribed for There is no prescribed restriction on the specific issue price of the RMB Shares under applicable laws and regulations (6) Joint sponsors and lead China International Capital Corporation Limited and underwriters CITIC Securities Company Limited –5–

LETTERFROM THE BOARD Method of underwriting Standby underwriting by the underwriters or other methods as permitted by the relevant regulatory authorities Use of proceeds After deducting issuance expenses, the proceeds from the RMB Share Issue are proposed to be used in the following projects: the development of premium 5G networks, the development of new infrastructure for cloud resources, the development of gigabit broadband and smart home, the development of smart mid-end platform, the research and development of the next-generation information technology and digitalized and intelligent ecosystem Prior to the exercise of the over-allotment option, if the actual funds raised from the RMB Share Issue (after deducting issuance expenses) exceed the amount of the proceeds proposed to be invested into the aforesaid projects, the Company will apply the surplus in the aforesaid specific investment projects or any other uses permitted by applicable laws, regulations and the relevant regulatory authorities upon going through the necessary procedures Any proceeds raised from the issue of RMB Shares as a result of the lead underwriter(s)’ exercise of the over-allotment option will be used in the aforesaid specific investment projects or any other uses permitted by applicable laws, regulations and the relevant regulatory authorities If the actual funds raised from the RMB Share Issue (including the proceeds from the exercise of over-allotment option) are less than the amount of the proceeds proposed to be invested into the aforesaid projects, the Company will make up the shortfall using its own or self-financed funds Prior to receiving the proceeds raised from the RMB Share Issue, the Company may use its own or self-financed funds based on the progress of the aforesaid investment projects. Upon receiving the proceeds, the Company will use such proceeds to reimburse the funds previously invested Distribution of accumulated All Shareholders following the completion of the RMB profits Share Issue will be jointly entitled to the undistributed profits accumulated prior to the RMB Share Issue, pro-rated to their respective shareholding –6–

LETTERFROM THE BOARD (10) Place of listing of RMB The Main Board of the Shanghai Stock Exchange Shares (11) Valid period of the The Specific Mandate for the RMB Share Issue shall be resolutions valid for 12 months from the date of approval at the EGM The RMB Share Issue is conditional upon: the Specific Mandate having been granted by the Shareholders to the Board at the EGM; and approvals having been obtained from the relevant regulatory authorities for the RMB Share Issue. Details about the RMB Shares are as follows, which are based on the laws, rules and regulations in the PRC as at the Latest Practicable Date and subject to any subsequent changes in those laws, rules and regulations and other requirements of PRC regulators in respect of the RMB Share Issue: Same class: The RMB Shares will be ordinary Shares (with no par value) ranking pari passu with the Hong Kong Shares and having the same rights to voting, dividend and return of assets. The RMB Shares and the Hong Kong Shares are of the same class. Registers of members: The RMB Shares will be registered on a separate share register of the Company in the mainland of China (the “Domestic Register”). The RMB Shares will not be registered on the existing share register of the Company in Hong Kong (the “Hong Kong Register”). The Hong Kong Shares will continue to be registered on the Hong Kong Register. The Company will issue share certificate(s) in compliance with the Companies Ordinance in respect of the RMB Shares to CSDC or other person(s) as permitted by PRC laws and regulations. For completeness, Hong Kong Registrars Limited will continue to serve as the share registrar for the Hong Kong Shares. The Hong Kong Register will continue to be kept in Hong Kong and will not include the details of the RMB Shares. Due to the current restrictions under laws, rules and regulations in the PRC, no movement of Ordinary Shares will be allowed between the Hong Kong Register and the Domestic Register. Share depositories: The RMB Shares will be deposited with CSDC. For completeness, the Hong Kong Securities Clearing Company Limited (or its nominee or appointee) will continue to serve as the depository of the Hong Kong Shares. –7–

LETTERFROM THE BOARD (4) RMB Shares cannot be moved outside of the PRC or to the Hong Kong Register: The RMB Shares are subscribed and traded in RMB, issued to investors in the mainland of China solely for trading on the Shanghai Stock Exchange. The RMB Shares will not be able to be moved outside of the PRC for trading in Hong Kong or to the Hong Kong Register. (5) Non-fungibility between the RMB Shares and the Hong Kong Shares: The RMB Shares and the Hong Kong Shares will not be fungible. (6) Dividends: After the RMB Share Issue, the Company’s profits distribution plan will be approved by holders of RMB Shares and Hong Kong Shares voting together on a general meeting of the Company. The Company expects that declared cash dividends to be distributed to the holders of RMB Shares will be paid in RMB. (7) Compliance with relevant regulatory requirements: After the listing of RMB Shares on the Shanghai Stock Exchange, subject to the Articles of Association and exemptions from relevant regulatory authorities, the Company will need to comply with laws, rules and regulations in the PRC including but not limited to the Securities Law of the People’s Republic of China (Order No. 37 of the President of the People’s Republic of China) (《中華人民共和國證券法》（中華人民共和國主席令第37號）), the Notice of the General Office of the State Council on Forwarding the Several Opinions of the CSRC on Launching the Pilot Program of Innovative Enterprises Domestically Issuing Stocks or Depository Receipts (The General Office of the State Council [2018] No.21) (《國務院辦公廳轉發證監 會關於開展創新企業境內發行股票或存託憑證試點若干意見的通知》（國辦發 [2018]21 號）), Measures for the Continuous Supervision of the Innovative Enterprises That Have Domestically Listed and Issued Stocks or Depository Receipts (Trial Implementation) (CSRC Announcement [2018] No.19) (《創新企業境內發行股票或存託憑證上市後持續監 管實施辦法（試行）》（中國證監會公告[2018]19號）) and the Rules Governing the Listing of Stocks on the Shanghai Stock Exchange (Shanghai Stock Exchange [2020] No. 100) (《上海證券交易所股票上市規則》（上證發 [2020]100 號）). The Company’s PRC legal adviser and Hong Kong legal adviser are of the view that the RMB Share Issue does not contravene relevant applicable laws and regulations of the PRC and Hong Kong, respectively. 2. Other Resolutions related to the RMB Share Issue (i) Resolution on the Authorisation to be Granted at the EGM to the Board to Deal with Matters Relating to the RMB Share Issue An ordinary resolution will be proposed at the EGM to approve the authorisation to the Board to deal with matters relating to the RMB Share Issue. –8–

LETTERFROM THE BOARD To facilitate the matters in relation to the RMB Share Issue of the Company, it is proposed that approval will be sought from the Shareholders at the EGM to authorise the Board to, and the Board to delegate powers to the Chairman, the Chief Executive Officer and the Chief Financial Officer and their authorised persons to (individually or collectively) determine and deal with matters relating to the RMB Share Issue, subject to the approval of the RMB Share Issue by the Shareholders having been obtained at the EGM. The specific scope of authorisation includes without limitation: (1) In accordance with the relevant laws and regulations as well as views of the regulatory authorities, and taking into account market conditions, to modify, enhance and execute specific implementation of the plan of the RMB Share Issue, including without limitation: (a) to determine on specific matters including the issue size, method of pricing, the offer price (including the offer price range and the final offer price), time of issuance, method of issuance, method of underwriting, target subscribers, specific implementation plan of the over-allotment option, strategic placing plan (including the proportion and target investors of the placing) and other matters relevant to the implementation of the plan of the RMB Share Issue; (b) to determine and adjust the plan on specific investment and utilisation of proceeds (including proceeds from the exercise of the over-allotment option where the over-allotment option is exercised) within the scope of use of proceeds as approved by the Shareholders at the EGM; (c) to analyse, consider and substantiate the impacts of the RMB Share Issue on matters including the Company’s immediate financial indicators and the Shareholders’ immediate return in accordance with the requirements under relevant laws and regulations and of the relevant regulatory authorities, revise, enhance and implement relevant measures and policies, and exercise full powers in handling other relevant matters; (d) to sign, execute, modify and complete all applications, reports or materials related to the RMB Share Issue to be submitted to the relevant domestic and overseas government agencies, regulatory authorities and other institutions that are involved in the RMB Share Issue; deal with relevant procedures including approvals, registration, filing, ratification and consents; issue statements and undertakings relevant to the RMB Share Issue and take all actions and deal with all matters as necessary, proper or appropriate to the RMB Share Issue; (e) to draft, modify, sign, submit, publish, disclose, execute, suspend and terminate any agreements, contracts, announcements, circulars or other documents related to the RMB Share Issue, including but not limited to letters of intent, the prospectus, sponsorship and underwriting agreements, listing agreements and service contracts with intermediaries; determine on the selection and establishment of the designated accounts for proceeds of the RMB Share Issue and other related matters; engage sponsors, underwriters, law firms, accounting firms, receiving banks and other intermediaries involved in the RMB Share Issue; and determine and pay the fees related to the RMB Share Issue. –9–

LETTERFROM THE BOARD (2) To adjust and modify the Articles of Association, policies governing the procedures of meetings, and other corporate governance documents, relevant measures and undertakings as well as other application documents (including without limitation adjustments and modifications to expressions, sections, provisions and conditions of effect therein) that are amended or formulated for the purpose of the RMB Share Issue and have been considered and approved at the relevant Board meeting and the EGM, in accordance with the changes in the relevant laws, regulations and policies, the requirements and suggestions from the relevant domestic and overseas government agencies and regulatory authorities, and the actual circumstances of the RMB Share Issue. (3) To deal with matters in relation to the listing of RMB Shares issued pursuant to the RMB Share Issue on the Shanghai Stock Exchange. (4) To adjust the specific plan of the RMB Share Issue and other relevant matters (including suspension and termination of the implementation of the listing plan) in cases of changes in the laws and regulations, or changes in regulatory policies related to the RMB Share Issue, or changes in the market conditions, save for such matters that are required to be submitted to and voted by Shareholders at a general meeting pursuant to the laws, regulations and the Articles of Association. (5) To deal with share registration, settlement and other related procedures in accordance with the actual circumstances of the RMB Share Issue. (6) To authorise the Board to delegate powers to the Chairman, the Chief Executive Officer and the Chief Financial Officer and their authorised persons (individually or collectively) to decide on and deal with matters related to the RMB Share Issue, and the authorised persons to further delegate powers to other relevant persons (individually or collectively) to deal with matters related to the RMB Share Issue. (7) To deal with other matters that are considered necessary, proper or appropriate to the RMB Share Issue by the Board, provided that such matters are not in contravention of applicable domestic and overseas laws and regulations. The authorisation shall be valid for 12 months from the date of approval at the EGM. (ii) Resolution on the Plan for Distribution of Profits Accumulated prior to the RMB Share Issue An ordinary resolution will be proposed at the EGM to approve the following plan for distribution of profits accumulated before the RMB Share Issue. Considering the Company’s actual operating conditions and needs for future development, a plan for distribution of profits accumulated prior to the RMB Share Issue is proposed to be approved by the Shareholders. Prior to the completion of the RMB Share Issue, the Company will distribute profits in accordance with the Articles of Association and relevant internal governance rules; following the completion of the RMB Share Issue, all Shareholders will be jointly entitled to the undistributed profits of the Company accumulated prior to the RMB Share Issue, pro-rated to their respective shareholding. –10–

LETTER FROM THE BOARD

(iii) Resolution on the Plan for Stabilisation of the Price of RMB Shares within Three Years following the RMB Share Issue

An ordinary resolution will be proposed at the EGM to approve the plan for stabilisation of the price of the RMB Shares within the three years after the RMB Share Issue.

To better protect the rights and interests of the minority Shareholders, a plan for stabilisation of the price of RMB Shares within three years following the RMB Share Issue and Listing is proposed to be approved by the Shareholders, in accordance with the requirements under the Securities Law of the People's Republic of China (Order No. 37 of the President of the People's Republic of China) (《中華人民共和國證券法》(中華人民共和國主席令第37號)), the Opinions of the CSRC on Further Promoting the Reform of New Share Offering Scheme (CSRC Announcement [2013] No.42) (《中國證監會關於進一步推進新股發行體制改革的意見》(中國證監會公告[2013]42號)) and other applicable laws and regulations. Such plan for stabilisation will, upon approval by the Shareholders at the EGM, be effective from the date of listing of RMB Shares on the Shanghai Stock Exchange, and remain valid within three years thereafter. The relevant details are set forth in Appendix I to this circular.

(iv) Resolution on the Shareholder Return Plan within Three Years following the RMB Share Issue

An ordinary resolution will be proposed at the EGM to approve the shareholder return plan for the three years after the RMB Share Issue.

To fully protect the rights and interests of the Shareholders, to provide a sustainable, stable and reasonable investment return to the Shareholders, to further improve the profits distribution mechanism, and to enable Shareholders to supervise the Company's profits distribution, a shareholder return plan within three years following the RMB Share Issue and Listing is proposed to be approved by the Shareholders, in accordance with the Notice on Further Implementation of Matters Relevant to the Cash Dividend Distribution of Listed Companies (CSRC Issue [2012] No. 37) (《關於進一步落實上市公司現金分紅有關事項的通知》(證監發[2012]37號)), the Guidelines No. 3 on the Supervision and Administration of Listed Companies – Cash Dividend Distribution of Listed Companies (CSRC Announcement [2013] No.43) (《上市公司監管指引第3號 — 上市公司現金分紅》(中國證監會公告[2013]43號)) and other relevant laws and regulations as well as the provisions under the Articles of Association, after taking into full account the Company's actual operation conditions and the needs for future development. Such shareholder return plan will, upon approval by the Shareholders at the EGM, be effective from the date of listing of RMB Shares on the Shanghai Stock Exchange. The relevant details are set forth in Appendix II to this circular.

(v) Resolution on the Use of Proceeds from the RMB Share Issue

An ordinary resolution will be proposed at the EGM to approve the use of the proceeds to be raised from the RMB Share Issue.

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LETTERFROM THE BOARD In relation to the use of proceeds from the RMB Share Issue, it is proposed to be approved by the Shareholders for the use of all proceeds from the RMB Share Issue after deducting the issuance expenses toward projects related to the Company’s principal business, placing emphasis on new infrastructure, new factors and new momentum and, at the same time, advancing digitalized and intelligent transformation and cultivating a digitalized and intelligent ecosystem with new vitality, in the following manner: (1) approximately RMB28.0 billion is proposed to be used for the project of the development of premium 5G networks; continuing to forge “nationwide, technologically advanced, high-quality and world-leading” premium 5G networks, making efforts to build digitalized and intelligent new infrastructure centered on 5G, speeding up the integration of 5G with fields such as industrial internet and intelligent manufacturing, and accelerating the integration of information service into all industries and serve the public; (2) approximately RMB8.0 billion is proposed to be used for the project of the development of new infrastructure for cloud resources; focusing on the construction of the cloud, expanding the cloud resource layout of “N (central level node regions) + 31 (provincial level node regions) + X (edge nodes)”, improving the integration of cloud and network, creating differentiated competitive advantages, and providing diversified cloud products and services for industry customers; (3) approximately RMB5.0 billion is proposed to be used for the project of the development of gigabit broadband and smart home; carrying out the construction of gigabit broadband network, building the service system of “all gigabit + cloud life”, as well as supporting the business development and promoting the construction of smart home ecosystem; (4) approximately RMB5.0 billion is proposed to be used for the project of the development of smart mid-end platform; forming an AaaS (Ability as a Service) service system, endeavoring to build an intelligent mid-end platform of “business + data + technology”, accumulating common capabilities internally, building a high-quality enterprise-level support system, and improving the Company’s digital and intelligent operation level while carrying out capability sharing externally, building an industry-leading service system at the industry level, and facilitating the digitalized and intelligent transformation of the economy and society; and (5) approximately RMB10.0 billion is proposed to be used for the research and development of the next-generation information technology and digitalized and intelligent ecosystem; focusing on Artificial Intelligence, the Internet of Things, Cloud Computing, Big Data and Edge Computing (AICDE) and other key fields to carry out technical breakthroughs and conducting forward-looking research in 6G and other next-generation information technologies as well as research and development platform for scenario-based applications in the CHBN markets, thereby comprehensively facilitating the Company’s digitalized and intelligent transformation and construction of ecosystem. Prior to the exercise of the over-allotment option, if the actual funds raised from the RMB Share Issue (after deducting issuance expenses) exceed the amount of the proceeds proposed to be invested into the aforesaid projects, the Company will apply the surplus in the aforesaid specific investment projects or any other uses permitted by applicable laws, regulations and the relevant regulatory authorities upon going through the necessary procedures. –12–

LETTER FROM THE BOARD

Any proceeds raised from the issue of RMB Shares as a result of the underwriter(s)' exercise of the over-allotment option will be used in the aforesaid specific investment projects or any other uses permitted by applicable laws, regulations and the relevant regulatory authorities.

If the actual funds raised from the RMB Share Issue (including the proceeds from the exercise of over-allotment option) are less than the amount of the proceeds proposed to be invested into the aforesaid projects, the Company will make up the shortfall using its own or self-financed funds.

Prior to receiving the proceeds raised from the RMB Share Issue, the Company may use its own or self-financed funds based on the progress of the aforesaid investment projects. Upon receiving the proceeds, the Company will use such proceeds to reimburse the funds previously invested.

(vi) Resolution on the Remedial Measures for the Potential Dilution of Immediate Returns Resulting from the RMB Share Issue

An ordinary resolution will be proposed at the EGM to approve the remedial measures for the potential dilution of immediate returns resulting from the RMB Share Issue.

To safeguard the interests of minority investors, the Company's formulation of specific remedial measures for the potential dilution of immediate returns resulting from the RMB Share Issue is proposed to be approved by the Shareholders, in accordance with the Opinions of the General Office of the State Council on Further Strengthening the Protection of the Legitimate Rights and Interests of Minority Investors in the Capital Markets (The General Office of the State Council [2013] No.110) (《國務院辦公廳關於進一步加強資本市場中小投資者合法權益保護工作的意見》(國辦發 [2013]110號)), the Administrative Measures of Initial Public Offering and Listing of Stocks (CSRC Order No. 173) (《首次公開發行股票並上市管理辦法》(中國證監會令第173號)), and the Guiding Opinions on Matters concerning the Dilution of Immediate Return in Initial Public Offering, Refinancing and Material Asset Restructuring (CSRC Announcement [2015] No. 31) (《關於首發及再融資、重大資產重組攤薄即期回報有關事項的指導意見》(中國證監會公告[2015]31號)) and other relevant laws and regulations. The relevant details are set forth in Appendix III to this circular.

(vii) Resolution on Undertakings and Corresponding Binding Measures in Connection with the RMB Share Issue

An ordinary resolution will be proposed at the EGM to approve the Company's undertakings and corresponding binding measures in connection with the RMB Share Issue.

Pursuant to the requirements under the Opinions of the CSRC on Further Promoting the Reform of New Share Offering Scheme (CSRC Announcement [2013] No. 42) (《中國證監會關於進一步推進新股發行體制改革的意見》(中國證監會公告[2013]42號)) and other relevant laws and regulations in relation to the public undertakings that are required to be given by issuers in the public offering and listing documents, taking into account the Company's actual circumstances, it is proposed to be approved by the Shareholders for the Company to provide certain undertakings with respect to the RMB Share Issue and Listing and take corresponding binding measures. The undertakings include, among others, the undertaking in relation to the truthfulness, accuracy and completeness of the contents contained in the listing application documents, the undertaking in relation to no misrepresentation, misleading statement or material omission in the prospectus, the undertaking in relation to stabilisation of the price of RMB Shares, the arrangement and undertaking in relation to dividend distribution policy, the undertaking in

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LETTERFROM THE BOARD relation to remedial measures for the potential dilution of immediate returns and the undertaking on binding measures when failing to fulfill relevant undertakings. It is proposed for the Board to be authorised at the general meeting and for the Board to authorise the Chairman, the Chief Executive Officer and the Chief Financial Officer and their authorised persons (individually or collectively) to adjust the content of the undertakings or (where appropriate) to issue new undertakings related to the RMB Share Issue pursuant to the requirements of the relevant laws and regulations, and changes in relevant policies as well as requirements of the regulatory authorities. (viii) Resolution on Dealing with Matters related to Director and Senior Management Liability Insurance and A Share Prospectus Liability Insurance An ordinary resolution will be proposed at the EGM to approve the Company’s proposed dealing in matters related to director and senior management liability insurance and A share prospectus liability insurance. In accordance with the relevant requirements under the Code of Corporate Governance for Listed Companies(CSRCAnnouncement[2018]No.29)(《上市公司治理準則》 （中國證監會公告[2018]29號）),itis proposed to be approved by the Shareholders for the Company to deal with matters related to director and senior management liability insurance and A share prospectus liability insurance, and to authorise the Board and for the Board to authorise the Chairman, the Chief Executive Officer and the Chief Financial Officer and their authorised persons (individually or collectively) to deal with matters related to director and senior management liability insurance and A share prospectus liability insurance (including but not limited to determining the insurance company, amount, premium and other terms; selecting and engaging insurance brokers or other intermediaries; signing relevant legal documents and dealing with other related matters). (ix) Resolution on the Amendments to the Articles of Association A special resolution will be proposed at the EGM to approve, subject to and conditional upon the approval of the RMB Share Issue and the Specific Mandate as described in the above section headed “Resolution on the RMB Share Issue and the Specific Mandate”, the amendments to the Articles of Association as set forth in Appendix IV to this circular and the adoption of the Articles of Association incorporating such proposed amendments. To satisfy the relevant regulatory requirements in relation to the Company’s corporate governance structure after the RMB Share Issue and Listing, the amended Articles of Association is proposed to be approved by the Shareholders. The aforesaid proposal to amend theArticles ofAssociation will take effect at the date of listing of RMB Shares on the Shanghai Stock Exchange after consideration and approval by the Shareholders by way of a special resolution at the EGM. Prior to that, the Articles of Association currently in force shall continue to be effective. The relevant details are set forth in Appendix IV to this circular. (x) Resolution on the Adoption of Policy Governing the Procedures of General Meetings An ordinary resolution will be proposed at the EGM to approve the adoption of the policy governing the procedures of general meetings. –14–

LETTER FROM THE BOARD

To satisfy the relevant regulatory requirements in relation to the Company's corporate governance structure after the RMB Share Issue and Listing, a policy governing the procedures of general meetings is proposed to be approved by the Shareholders. Such policy will take effect at the date of listing of RMB Shares on the Shanghai Stock Exchange after consideration and approval by the Shareholders at the EGM. The relevant details are set forth in Appendix V to this circular.

(xi) Resolution on the Adoption of Policy Governing the Procedures of Board Meetings

An ordinary resolution will be proposed at the EGM to approve the adoption of the policy governing the procedures of board meetings.

To satisfy the relevant regulatory requirements in relation to the Company's corporate governance structure after the RMB Share Issue and Listing, a policy governing the procedures of board meetings is proposed to be approved by the Shareholders. Such policy will take effect at the date of listing of RMB Shares on the Shanghai Stock Exchange after consideration and approval by the Shareholders at the EGM. The relevant details are set forth in Appendix VI to this circular.

III. Other Information related to the RMB Share Issue

1. Impact of the RMB Share Issue on the Shareholding Structure of the Company

For reference and illustration purposes only, assuming that the issue of all the 964,813,000 RMB Shares under the RMB Share Issue is approved and carried out, and all are issued to non-connected persons of the Company and there are no changes in the share capital of the Company prior to the completion of the RMB Share Issue, the shareholding structure of the Company as at the Latest Practicable Date and immediately after the completion of the RMB Share Issue (assuming the over-allotment option is not exercised and is exercised in full, respectively) is/will be as follows:

	As at the Latest Practicable Date		**Immediately after the completion of the RMB Share Issue (assuming the over-allotment option is not exercised)**		**Immediately after the completion of the RMB Share Issue (assuming the over-allotment option is exercised in full)**	
	Number of Ordinary Shares	*Approximate percentage of the Company's issued share capital*	*Number of Ordinary Shares*	*Approximate percentage of the Company's issued share capital*	*Number of Ordinary Shares*	*Approximate percentage of the Company's issued share capital*
RMB Shares to be issued under the RMB Share Issue	–	–	964,813,000	4.50%	1,109,534,000	5.14%
Hong Kong Shares	20,475,482,897	100.00%	20,475,482,897	95.50%	20,475,482,897	94.86%
– Hong Kong Shares held by core connected persons	14,890,416,842	72.72%	14,890,416,842	69.45%	14,890,416,842	68.98%
– Hong Kong Shares held by the public	5,585,066,055	27.28%	5,585,066,055	26.05%	5,585,066,055	25.87%
Total	**20,475,482,897**	**100.00%**	**21,440,295,897**	**100.00%**	**21,585,016,897**	**100.00%**

Note: The sum of shareholding percentages might not be in line with the total due to rounding.

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LETTERFROM THE BOARD As at the Latest Practicable Date, according to the information publicly available to the Company, 27.28% of Ordinary Shares issued by the Company were held by the public.Assuming that the issue of all the 964,813,000 RMB Shares under the RMB Share Issue is approved and all are issued to non-connected persons of the Company, with respect to the total number of Ordinary Shares following the RMB Share Issue (assuming the over-allotment option is not exercised and is exercised in full, respectively): (1) the percentage of RMB Shares held by the public is expected to be 4.50% (assuming the over-allotment option is not exercised) or 5.14% (assuming the over-allotment option is exercised in full); (2) the percentage of Hong Kong Shares held by the public is expected to be 26.05% (assuming the over-allotment option is not exercised) or 25.87% (assuming the over-allotment option is exercised in full); and (3) the percentage of Ordinary Shares (both RMB Shares and Hong Kong Shares in aggregate) held by the public is expected to be 30.55% (assuming the over-allotment option is not exercised) or 31.02% (assuming the over-allotment option is exercised in full). As at the Latest Practicable Date, the Company has not entered or proposed to enter into any agreement in relation to the subscription of RMB Shares with any connected persons of the Company. 2. Equity Financing Activities in the Past Twelve Months The Company has not conducted any other fund raising activities involving issue of equity securities in the past twelve months prior to the Latest Practicable Date. 3. Application for Listing An application for the RMB Share Issue will be made to the CSRC by the Company. The Company will make another application to the Shanghai Stock Exchange for the listing of, and permission to deal in, the RMB Shares on the Main Board of the Shanghai Stock Exchange after approval of the issue of RMB Shares by CSRC and completion of the public offering of the RMB Shares. Pursuant to the waiver from strict compliance with the relevant provisions of the Hong Kong Listing Rules granted by the Hong Kong Stock Exchange, the RMB Shares will not be listed on the Hong Kong Stock Exchange. For further details of such waiver, please refer to the section headed “Grant of Waivers from Strict Compliance with Certain Provisions of the Hong Kong Listing Rules – (1) Waiver relating to no listing of RMB Shares on the Hong Kong Stock Exchange” of this circular below. 4. Reasons for the RMB Share Issue The Board considers that the RMB Share Issue is in line with the interests of the Company and the Shareholders as a whole, and is beneficial to strengthen the sustainable development of the Company. The RMB Share Issue is proposed primarily out of the following considerations: (1) Grasp the window of opportunity to develop the information services market and promote the implementation of the strategy of becoming a world-class enterprise by building a dynamic “Powerhouse” – The RMB Share Issue facilitates the Company to seize the –16–

LETTERFROM THE BOARD historic opportunities in the new era, construct first-class new infrastructure, speed up the implementation of next-generation information technologies, advance the deep integration of information technology and the economy, society and people’s livelihood, capture new markets emerged in the blue-ocean digital economy, comprehensively promote digitalized and intelligent transformation, achieve high-quality development, and take solid steps toward becoming a world-class enterprise by building a dynamic “Powerhouse”. (2) Leverage high-quality resources in the capital market and cultivate an open and collaborative ecosystem with new vitality – The RMB Share Issue will see the introduction of strategic investors, which will help build a new cooperative mechanism with complementary capabilities, positive interaction, resources sharing and synergized development, accelerate the deployment of the Company’s digital intelligence plan in breadth and depth and the flourishment of a digitalized and intelligent collaborative ecosystem, thereby sharing the benefits of digitalization with shareholders, customers and industries. (3) Advance system reforms and build new momentum toward high-quality development – The RMB Share Issue will help further improve the Company’s corporate governance structure and decision-making mechanism, enhance the level of governance, explore and build a more flexible incentive mechanism, establish more mature institutions suited for a modern enterprise, raise the enterprise’s vitality and productivity, and achieve high-quality development. 5. Grant of Waivers from Strict Compliance with Certain Provisions of the Hong Kong Listing Rules For the purpose of the RMB Share Issue, the Company has applied for, and the Hong Kong Stock Exchange has granted, the following waivers from strict compliance with the relevant provisions of the Hong Kong Listing Rules. (i) Waiver relating to no listing of RMB Shares on the Hong Kong Stock Exchange The RMB Shares and the Hong Kong Shares are of the same class. However, the RMB Shares will only be listed on the Shanghai Stock Exchange (subject to the obtaining of the necessary approval by the relevant PRC regulatory authorities), and not on the Hong Kong Stock Exchange. The Company has applied for, and the Hong Kong Stock Exchange has granted, a one-off waiver so that there is no need to seek listing on the Hong Kong Stock Exchange of the RMB Shares to be issued under the RMB Share Issue as required under Rules 8.20 and 13.26 of the Hong Kong Listing Rules, subject to the following conditions: (1) Rule 6.11 of the Hong Kong Listing Rules is modified such that the requirements of obtaining the prior approval of shareholders and holders of any other class of listed securities (where applicable) for voluntary withdrawal of listing on the Hong Kong Stock Exchange shall apply to holders of the Hong Kong Shares only; –17–

LETTERFROM THE BOARD (2) Rule 6.12 of the Hong Kong Listing Rules is modified such that the requirement of obtaining the prior approval of shareholders for voluntary withdrawal of listing on the Hong Kong Stock Exchange that (i) the approval must be given by at least 75% of the votes attaching to any class of listed securities held by holders voting either in person or by proxy at a general meeting; and (ii) the number of votes cast against the resolution is not more than 10% of the votes attaching to any class of listed securities held by holders permitted under Rule 6.12(1) of the Hong Kong Listing Rules to vote in person or by proxy at the meeting, shall apply to holders of the Hong Kong Shares only; (3) Rule 6.15 of the Hong Kong Listing Rules is modified such that the requirement of fulfilling shareholders’ approval requirements under the Code on Takeovers and Mergers for voluntary withdrawal of listing on the Hong Kong Stock Exchange shall apply to holders of the Hong Kong Shares only; (4) Rule 13.36(2)(b) of the Hong Kong Listing Rules is modified such that all the Shareholders can, by ordinary resolution in a general meeting of holders of both the Hong Kong Shares and the RMB Shares voting as a single class, give a general mandate to the Directors under which (i) the aggregate number of Hong Kong Shares allotted or agreed to be allotted must not exceed 20% of the number of the issued Hong Kong Shares as at the date of the resolution granting the general mandate; and (ii) the aggregate number of RMB Shares allotted or agreed to be allotted must not exceed 20% of the number of the issued RMB Shares as at the date of the resolution granting the general mandate; and (5) Rule 13.36(2)(b) of the Hong Kong Listing Rules is further modified such that all the Shareholders can, by ordinary resolution in a general meeting of holders of both the Hong Kong Shares and the RMB Shares voting as a single class, give a repurchase mandate to the Directors under which the maximum number of Hong Kong Shares repurchased by the Company since the granting of the general mandate will be 10% of the number of the issued Hong Kong Shares as at the date of the resolution granting the repurchase mandate and the 10% repurchase mandate will be used for purchasing the Hong Kong Shares only. Given this is a one-off waiver for the RMB Share Issue only, the Company would need to apply for waiver from Rules 8.20 and 13.26 of the Hong Kong Listing Rules for any further issue of new RMB Shares. (ii) Waiver relating to corporate communications In respect of the RMB Shares to be listed on the Shanghai Stock Exchange, the Company is not required by the relevant rules and regulations in the PRC to (i) seek an express and positive written confirmation from each holder of the RMB Shares that corporate communications may be made available using electronic means, or (ii) physically send a circular to the holders of the RMB Shares. Publication of corporate communications on the website of the Shanghai Stock Exchange and the media that meets the requirements prescribed by the CSRC would constitute effective delivery to the holders of the RMB Shares. –18–

LETTERFROM THE BOARD The Company has applied for, and the Hong Kong Stock Exchange has granted, a waiver so that the requirements relating to corporate communications under Rule 2.07A of the Hong Kong Listing Rules will apply only to the holders of the Hong Kong Shares. (iii) Waiver relating to certification of transfers Pursuant to the relevant regulatory requirements, the RMB Shares shall be listed and traded on the Shanghai Stock Exchange, and be registered and deposited with and settled through CSDC. Pursuant to the trading rules of the Shanghai Stock Exchange, trading in securities is conducted via a paperless, book entry based trading system, and there is no requirement under the Rules Governing the Listing of Stocks on the Shanghai Stock Exchange (Shanghai Stock Exchange [2020] No. 100)《上海證券交易所股票上 (市規則》 （上證發[2020]100號）) to issue physical share certificates in respect of the RMB Shares as proof of title. CSDC adopts an electronic securities registration system, conducts registration onto the register of securities holders pursuant to the record of the securities accounts. The record issued by CSDC is the legal proof of security holders’ holding in shares. Further, the RMB Shares can be transferred on the Shanghai Stock Exchange (“On-Exchange Transfers”) in two ways, namely, “on-market trading” and “off-market transfers”. On-market trading refers to transfers pursuant to transactions conducted between two parties holding stock accounts through the paperless trading platform of the Shanghai Stock Exchange, which does not involve any certificate, temporary documents or split renounceable documents. Off-market transfers include (without limitation) share transfers due to assignment by agreement, inheritance, gift and property division, for which relevant applicants must submit materials required by CSDC to complete the transfer, and CSDC will handle the transfer registration with respect to such off-market transfers of the RMB Shares. The Company has applied for, and the Hong Kong Stock Exchange has granted, a waiver so that requirements relating to certification of transfers to be completed within certain time frame under Rule 13.58 of the Hong Kong Listing Rules will apply only to transfers of the Hong Kong Shares and any transfer of RMB Shares other than On-Exchange Transfers. (iv) Waiver relating to securities registration services As CSDC will provide securities registration services to holders of the RMB Shares, and there will be no need for certificate registration services given that the RMB Shares can be traded electronically on the Shanghai Stock Exchange and will not require any share certificate to evidence title. In addition, the RMB Shares and the Hong Kong Shares will not be fungible. The Company has applied for, and the Hong Kong Stock Exchange has granted, a waiver so that the requirements relating to securities registration services under Rules 13.59 and 13.60 of the Hong Kong Listing Rules will apply only to the Hong Kong Shares. IV. EGM The EGM will be held onWednesday, 9 June 2021 at 9:30 a.m. in the Grand Ballroom, Grand Hyatt Hong Kong, 1 Harbour Road, Wanchai, Hong Kong. A notice of the EGM is set out on pages EGM-1 to EGM-5 of this circular. The form of proxy for use at the EGM has been despatched to the Shareholders together with this circular and also published on the websites of the Hong Kong Stock Exchange and the Company. –19–

LETTERFROM THE BOARD Whether or not you intend to attend the EGM, you are requested to complete and return the form of proxy in accordance with the instructions printed thereon. The form of proxy should be deposited at the Company’s registered office at 60/F, The Center, 99 Queen’s Road Central, Hong Kong as soon as possible and in any event not less than 24 hours before the time appointed for the EGM or any adjournment thereof. Completion and return of the form of proxy will not preclude you from attending and voting in person at the EGM or at any adjournment thereof should you so wish, but in such event the instrument appointing a proxy shall be deemed to be revoked. To the best of the Directors’ knowledge, information and belief, having made all reasonable enquiries, no Shareholder has a material interest in the resolutions mentioned above and therefore no Shareholder is required to abstain from voting at the EGM. V. RECOMMENDATION The Directors (including the independent non-executive Directors) consider that the resolutions mentioned above are in the best interests of the Company and the Shareholders as a whole.Accordingly, the Directors (including the independent non-executive Directors) recommend all Shareholders to vote in favour of the resolutions to be proposed at the EGM. VI. RESPONSIBILITY STATEMENT This circular, for which the Directors collectively and individually accept full responsibility, includes particulars given in compliance with the Hong Kong Listing Rules for the purpose of giving information with regard to the Company. The Directors, having made all reasonable enquiries, confirm that to the best of their knowledge and belief the information contained in this circular is accurate and complete in all material respects and not misleading or deceptive, and there are no other matters the omission of which would make this circular or any statement herein misleading. VII. FURTHER INFORMATION Your attention is drawn to the additional information set out in this circular and appendices. As the RMB Share Issue and the Specific Mandate are subject to approval by Shareholders at the EGM and approvals from the relevant regulatory authorities, there is uncertainty as to whether it will or will not proceed. Shareholders and investors should exercise caution when dealing in the securities of the Company. Further announcement(s) will be made to disclose any material updates and progress in respect of the RMB Share Issue and the Specific Mandate in accordance with the Hong Kong Listing Rules and other applicable laws and regulations as and when appropriate. This circular is for information only and is not intended to and does not constitute, or form part of, an invitation or offer to acquire, purchase or subscribe for any securities of the Company. Yours faithfully Yang Jie Chairman –20–

APPENDIX I PLAN FOR STABILISATION OF THE PRICE OF RMB SHARES WITHIN THREE YEARS FOLLOWING THE RMB SHARE ISSUE CHINA MOBILE LIMITED PLAN FOR STABILISATION OF THE PRICE OF RMB SHARES WITHIN THREE YEARS FOLLOWING THE INITIAL PUBLIC OFFERING AND LISTING OF RMB ORDINARY SHARE (A SHARES) To protect the rights and interests of the minority Shareholders, this plan is hereby formulated by the Company in accordance with the requirements under the Securities Law of the People’s Republic of China (Order No. 37 of the President of the People’s Republic of China) 《中華人民共和國證券法》 ( （中華人民共和國主席令第37號）), the “Securities Law”), the Opinions of the China Securities Regulatory Commission on Further Promoting the Reform of New Share Offering Scheme (CSRCAnnouncement [2013] No.42)《中國證監會關於進一步推進 (新股發行體制改革的意見》 （中國證監會公告[2013]42號）) and other applicable laws and regulations. I. Specific Condition for Initiating the Plan for Share Price Stabilisation (1) Where the closing price of the A Shares has been lower than the latest audited net asset value per share (as adjusted for changes in the Company’s net assets or number of shares due to dividends distribution, stock distribution, capitalisation of capital reserve, stock splitting, share allotment, placing, stock reduction or other events after the latest auditing benchmark date, similarly hereinafter) for 20 consecutive trading days within three years following the issuing and listing of RMB Shares which is not caused by force majeure events (the “Condition for Share Price Stabilisation”), and subject to requirements for changes in share capital including increase of shareholding and repurchase under the Securities Law and other relevant laws, administrative regulations, departmental rules, regulatory documents and other domestic and overseas regulatory requirements (including the listing rules of the place where the Shares of the Company are listed, collectively, the “Relevant Laws and Regulations”), the Company and the relevant parties will initiate the measures for share price stabilisation. 1. The controlling shareholder or the actual controller (or their designated entity subject to laws and regulations) of the Company shall, within 10 trading days after the fulfillment of the Condition for Share Price Stabilisation, notify the Company in writing as to whether they have any specific plan to increase their holding of A Shares of the Company, and the Company shall make an announcement in accordance with information disclosure requirements applicable to the listed companies. If the controlling shareholder or the actual controller of the Company (or their designated entity subject to laws and regulations) plan to increase its shareholding, it shall disclose the range of quantity and price, completion time and other information of the proposed increase in shareholding, and the total amount of funds to be used for such increase in shareholding shall not be less than RMB200 million. The shareholding structure of the Company after the increase in shareholding shall meet the listing conditions, and the increase in shareholding and information disclosure shall comply with the Relevant Laws and Regulations. – I-1 –

APPENDIX I PLAN FOR STABILISATION OF THE PRICE OF RMB SHARES WITHIN THREE YEARS FOLLOWING THE RMB SHARE ISSUE 2. If the controlling shareholder or the actual controller (or their designated entity subject to laws and regulations) of the Company fails to timely announce the aforementioned specific plan to increase shareholding, or has clearly stated that there is no plan to increase shareholding, the Board will announce its plan for stabilisation of A Share price within 20 trading days after the fulfillment of the Condition for Share Price Stabilisation. The plan for stabilisation of A Share price includes but is not limited to repurchase of A Shares and other measures subject to the Relevant Laws and Regulations. If the Company plans to repurchase A Shares, the share repurchase plan will include but not limited to the number of A Shares to be repurchased, the price range, the source of funds for the repurchase and the completion time, and the total amount of funds to be used for such repurchase under the plan shall not be less than RMB200 million. The Company shall complete the internal approval procedures in accordance with the Relevant Laws and Regulations applicable to the plan for stabilisation of share price and the Articles of Association, and perform other relevant procedures required by the Relevant Laws and Regulations and obtain relevant approvals before implementing the plan for stabilisation of share price. 3. If the Board fails to timely announce the aforementioned plan for stabilisation of A Share price as scheduled, or fails to obtain approvals for the aforementioned plan for stabilisation of share price from the Shareholders’ general meeting or regulatory authorities due to various reasons, the obligations to increase the holding of the Company’s A Shares by the Directors (other than independent non-executive Directors and Directors who do not receive remuneration from the Company) (the “Relevant Directors”) and senior management will be triggered. The Relevant Directors and senior management shall notify the Company in writing as to whether they have any specific plan to increase their holding of A Shares of the Company within 30 trading days after the fulfillment of the Condition for Share Price Stabilisation, and the Company shall make an announcement in accordance with information disclosure requirements applicable to the listed companies. Subject to the requirements of the Relevant Laws and Regulations, the Relevant Directors and senior management shall purchase the A Shares within 10 trading days after the obligation to increase their holding of the Company’s A Shares is triggered (if there are N trading days during the period when the transactions by the Relevant Directors and senior management are restricted, the Relevant Directors and senior management shall purchase A Shares within 10+N trading days after the obligation to increase their shareholding in the Company is triggered), and their cumulative amount of funds to be used for such increase in shareholding shall not be less than 10% of the total amount of post-tax remuneration received from the Company in the previous year. – I-2 –

APPENDIX I PLAN FOR STABILISATION OF THE PRICE OF RMB SHARES WITHIN THREE YEARS FOLLOWING THE RMB SHARE ISSUE (2) Within 120 trading days after the completion of any of the aforementioned three measures for stabilisation of A Share price, the obligation of stabilisation of A Share price by the controlling shareholder or the actual controller (or their designated entity subject to laws and regulations) of the Company, the Company, the Relevant Directors and senior management is automatically released. Starting from the 121st trading day after the completion of any of the above three measures for stabilisation of the A Share price, if the closing price of the Company’s A Shares is lower than the latest audited net asset value per share for 20 consecutive trading days, the Condition for Share Price Stabilisation shall be deemed to be met again. (3) The controlling shareholder or the actual controller (or their designated entity subject to laws and regulations) of the Company, the Company, the Relevant Directors and senior management shall, when adopting the aforementioned measures for stabilisation of A Share price, fulfill the corresponding information disclosure obligations in accordance with the Relevant Laws and Regulations, and comply with the Relevant Laws and Regulations applicable and the Articles of Association of the Company. II. Termination of the Plan for Share Price Stabilisation After the Condition for Share Price Stabilisation is triggered, the plan for stabilisation ofA Share price that has been formulated or announced would be terminated, and the plan that has been implemented is deemed to have been complete with no need for further implementation, if one of the following circumstances occurs: (1) The closing price of the Company’s A Shares is not lower than the Company’s latest audited net asset value per share for 5 consecutive trading days; (2) Further implementation of the stabilisation of A Share price will result in the failure of the Company’s shareholding structure to meet the listing conditions or will violate the relevant prohibition regulations in effect. III. Restrictive Measures (1) If the Company’s controlling shareholder or the actual controller (or their designated entity subject to laws and regulations) fails to increase its holding of A Shares due to subjective reasons after the Company published the relevant announcement, the Company may temporarily withhold the cash dividends (if any) for the year in which the obligation of the controlling shareholder or the actual controller to increase shareholding is triggered and the following year, until the controlling shareholder or the actual controller (or their designated entity subject to laws and regulations) fulfills its obligation to increase its holding of A Shares. – I-3 –

APPENDIX I PLAN FOR STABILISATION OF THE PRICE OF RMB SHARES WITHIN THREE YEARS FOLLOWING THE RMB SHARE ISSUE (2) Where the board of Directors fails to timely announce the measures for stabilisation of A Share price, or the stabilisation measures of A Share price passed by the board of Directors and the general meeting requiring the Company to buy back the A Shares are not implemented, the Company should publicly explain the reasons for non-implementation and apologize to the Shareholders and the public investors in the general meeting and the newspapers and magazines specified by the CSRC. (3) If the Relevant Directors and senior management of the Company fail to increase their holdings of A Shares due to subjective reasons after the Company published the announcement regarding shareholding increase, the Company is entitled to temporarily withhold the equivalent amount of remuneration payable to the Relevant Directors and senior management (i.e. 10% of monthly post-tax remuneration of the relevant party will be deducted from the month when such party fails to fulfill the obligation to increase shareholding, and the cumulative deduction amount shall not exceed 10% of the total post-tax remuneration received from the Company in the year before the obligation for stabilisation of share price is triggered), until the Relevant Directors and senior management perform their obligation to increase their holdings of A Shares. (4) If the Company, the Relevant Directors and senior managers are unable to perform their obligations to repurchase or increase holding in A Shares within a certain period of time due to the public float requirements of securities regulatory laws and regulations (including the listing rules of the place where the Shares of the Company are listed), the relevant responsible entities would be exempted from the above restrictive measures, but they should actively take other measures for stabilisation of A Share price. IV. Others During the validity period of this plan, the Relevant Directors and senior management of the Company newly appointed shall perform the obligations of the Relevant Directors and senior management stipulated in this plan, and perform the other undertakings made by the Relevant Directors and senior management in the initial public offering of RMB ordinary shares (A Shares) with the same standards. If the Relevant Laws and Regulations provide otherwise when this plan is implemented, the Company shall comply with the relevant requirements. During the validity period of this plan, if this plan needs to be revised in accordance with new requirements issued by regulatory authorities including the CSRC and the Shanghai Stock Exchange, the Board and its designated persons shall be authorized by the Shareholders’ general meeting to make such amendment accordingly. – I-4 –

APPENDIX I PLAN FOR STABILISATION OF THE PRICE OF RMB SHARES WITHIN THREE YEARS FOLLOWING THE RMB SHARE ISSUE V. Validity Period of the Policy Subject to the approval by the Shareholders at the general meeting, the plan shall take effect from the date of the issuing and listing of the RMB Shares, and remain valid within three years thereafter. – I-5 –

APPENDIX II SHAREHOLDER RETURN PLAN WITHIN THREE YEARS FOLLOWING THE RMB SHARE ISSUE

CHINA MOBILE LIMITED

SHAREHOLDER RETURN PLAN WITHIN THREE YEARS FOLLOWING THE INITIAL PUBLIC OFFERING AND LISTING OF RMB ORDINARY SHARE (A SHARES)

In order to fully protect the rights and interests of the Shareholders, to provide a sustainable, stable and reasonable investment return to the Shareholders, and to improve the profits distribution mechanism, as well as to enable the Shareholders to supervise the Company's profit distribution, in accordance with the Notice on Further Implementation of Matters Relevant to the Cash Dividend Distribution of Listed Companies (CSRC Issue [2012] No. 37) (《關於進一步落實上市公司現金分紅有關事項的通知》(證監發[2012]37號)), and the Guidelines No. 3 on the Supervision and Administration of Listed Companies – Cash Dividend Distribution of Listed Companies (CSRC Announcement [2013] No. 43) (《上市公司監管指引第3號 — 上市公司現金分紅》(中國證監會公告[2013]43號)) and other relevant requirements, the Company has formulated this plan as detailed below:

I. Principles of the Shareholder Return Plan

The shareholder return plan shall be formulated in compliance with requirements under relevant laws and regulations and the Articles of Association of the Company, taking into full account reasonable investment returns to investors as well as the Company's actual operating conditions and the needs for future development. In formulating its shareholder return plan, the Company shall give due consideration to the opinion of shareholders (especially minority investors) and independent non-executive directors.

II. Details of the Shareholder Return Plan

(1) The Company may distribute its profits in cash, shares or a combination of both or in any other manner(s) permitted by laws and regulations. The Company shall take into account its profitability, cash flow conditions and other factors, and formulate cash dividend policy that can create greater value for the Shareholders and enable them to obtain reasonable return on investment.

(2) The Company adopts cash dividend as its priority profit distribution policy, in other words, the Company shall distribute dividends preferentially in cash in that year, when it has accumulated undistributed profits and it has distributable profits after making up for its losses in accordance with laws. Profits distributed by the Company shall not exceed its distributable profits and without prejudice to the Company's ability to maintain its ongoing operations. If the Company does not have any major investment plan or major cash expenditure, and the Company's capital requirements in its ordinary course of business will be satisfied after the distribution of cash dividends, the total profits distributed by the Company by way of cash dividend in any three consecutive years shall not be lower than 30% of the average annual distributable profits realized in such three years.

– II-1 –

APPENDIX II SHAREHOLDERRETURN PLAN WITHIN THREE YEARS FOLLOWING THE RMB SHARE ISSUE (3) In principle, the Company shall distribute profits on a yearly basis, but it may make interim profit distribution taking into account the Company’s profitability and liquidity conditions. (4) If the Company is in a good operating condition, and the Board considers that the Company’s share price is not proportional to the scale of its share capital and that distribution of share dividend is beneficial to all Shareholders’ overall interests, then it may, in addition to distributing cash dividends and taking into comprehensive consideration the factors including the Company’s development, dilutive effect on the net asset value per share, make proposals for a distribution of share dividend. (5) The Board of the Company should comprehensively consider the characteristics of the industry, development stage, business model, profitability, arrangements for major capital expenditure and other factors, differentiate between the following scenarios and, in accordance with procedures required under the Articles of Association of the Company, propose the following differentiated cash dividend policies: 1. If the Company is at a mature stage of development and has no arrangement for major capital expenditure, the proportion of cash dividend shall account for at least 80% of the profits distributed in the corresponding period; 2. If the Company is at a mature stage of development but has arrangements for major capital expenditure, the proportion of cash dividend shall account for at least 40% of the profits distributed in the corresponding period; 3. If the Company is at a growing stage of development and has arrangements for major capital expenditure, the proportion of cash dividend shall account for at least 20% of the profits distributed in the corresponding period; 4. If it is difficult to identify the development stage of the Company and the Company has arrangements for major capital expenditure, then the provisions in the foregoing paragraph shall apply. (6) In the event of war, natural disaster or other force majeure, or change in the external business environment which causes material impact to the Company’s business, or if there are significant changes to the Company’s operating and financial circumstances, or where there are changes or adjustments to laws, regulations or regulatory requirements, or where the Board considers necessary, the Company may make changes to its cash dividend policy. Where the Company proposes to amend its cash dividend policy, the Board shall conduct a thorough discussion on the amendment and submit a specific resolution to the general meeting for approval by no less than two-thirds of the voting rights held by the Shareholders who, being entitled to do so, attend such general meeting. – II-2 –

APPENDIX II SHAREHOLDERRETURN PLAN WITHIN THREE YEARS FOLLOWING THE RMB SHARE ISSUE III. Factors Considered in Formulation of the Shareholder Return Plan The Company attaches great importance to the Shareholders’ return, and the Company takes into full account its social and legal responsibilities, profitability and cash flow conditions, Shareholders’ demand and expectations, financing environment and other factors, and pursues to create greater value for the Shareholders. In particular, details of the factors are considered as follows: (1) Earnestly Protect Shareholders’ legal rights and implement regulatory requirements In accordance with the express requirements to, among others, further enhance profit distribution decision-making process, improve cash dividend mechanism, increase transparency of cash dividend distribution, maintain consistency, reasonableness and stability in cash dividend policy under the Guidelines No. 3 on the Supervision and Administration of Listed Companies — Cash Dividend Distribution of Listed Companies issued by CSRC, the Company has formulated this shareholder return plan, implemented CSRC’s regulatory requirements as to profit distribution and cash dividend policies of the listed companies, protected shareholders’ legal rights and ensured that investors receive reasonable return on investment. (2) Actual business development condition of the Company The Company will grasp the window of opportunity to develop the information services market, advance digitalized and intelligent transformation, enhance its value-oriented operating model, drive the comprehensive and integrated development of the “C (the customer market), H (the home market), B (the business market), N (the new market)” markets, and strive to create greater value for Shareholders. Meanwhile, overall economic conditions, changes in macro policies and evolution of coopetition within the telecommunications industry and beyond and other complex trends will bring challenges to the Company’s business performance and cash flow position. The Company will generate good returns for the Shareholders while providing sufficient capital support for future development, taking into account its actual profitability and cash flow position. (3) Shareholders’demands and expectations In formulating the profit distribution policy, the Company shall duly consider Shareholders’ demands, attach importance to safeguarding reasonable investment return to investors and, at the same time, take into account investors’ expectations of the Company’s creation of greater value. Detailed proposals for annual profit distribution shall be implemented after formulation by the Board and approved at the general meeting. – II-3 –

APPENDIX II SHAREHOLDERRETURN PLAN WITHIN THREE YEARS FOLLOWING THE RMB SHARE ISSUE (4) Internal capital structure and external financing environment In ascertaining its profit distribution policy, the Company shall also consider its reasonable capital structure, costs of capital, external financing environment and other factors. IV. Decision-making Process and Supervisory Mechanism in relation to the Shareholder Return Plan In formulating proposals for profit distribution, the Board shall carefully consider the timing, conditions and minimum proportions, conditions for adjustment, decision-making requirements and other matters. Independent non-executive directors shall express their opinion. Before the annual cash dividend proposal is considered at the general meeting, the Company shall take the initiative to communicate and exchange ideas with Shareholders, especially minority shareholders, through multiple channels, fully listen to the opinion and demands of minority shareholders, and timely respond to the concerns of minority shareholders. Where the Company does not make cash dividend due to special circumstances, the profit distribution proposal submitted for the general meeting’s consideration shall set out reasons thereof and the use of undistributed funds retained in the Company, and shall make relevant disclosures in its annual report. V. Effective Mechanism of the Shareholder Return Plan Subject to the approval at the general meeting, this shareholder return plan shall take effect and be implemented from the date of the issuing and listing of the RMB Shares. VI. Implementation of the Shareholder Return Plan After an annual profit distribution plan is resolved at a general meeting of the Company, the Board shall complete distribution of dividend within 2 months after the convening of such general meeting. Subject to applicable laws and regulations, the Board may make a resolution on interim profit distribution plan in accordance with the authorisation granted by the general meeting to the Board regarding interim profit distribution, and thereafter the Board shall complete distribution of dividend within 2 months after the resolution. – II-4 –

APPENDIX III REMEDIAL MEASURES FOR THE POTENTIAL DILUTION OF IMMEDIATE RETURNS RESULTING FROM THE RMB SHARE ISSUE CHINA MOBILE LIMITED REMEDIAL MEASURES FOR THE POTENTIAL DILUTION OF IMMEDIATE RETURNS RESULTING FROM THE INITIAL PUBLIC OFFERING OF RMB ORDINARY SHARES (A SHARES) I. Risk Alert on Dilution of Immediate Returns as a Result of the Issue and Listing of RMB Shares After the completion of the issue and listing of RMB Shares, as the Company receives the proceeds, its share capital and net assets will increase. But there will be a time gap between the Company’s investment with the proceeds and return on such investments and therefore, before the proceeds could produce full benefits, there is a risk of decrease in the Company’s financial indicators such as earnings per share. II. Particular Remedial Measures to Address Dilution of Immediate Returns In respect of the possible dilutive effect on immediate returns of the issue and listing of the RMB Shares, the Company will follow principles and take measures as set out below, make efficient use of proceeds, further enhance the Company’s operational efficiency, strengthen risk management, duly protect the interests of the Company’s shareholders (especially minority shareholders), focus on medium- and long-term return to Shareholders, and strive to create greater value for Shareholders. (1) Proactively Implement the Company’s Strategies, Fully Advance Digitalized and Intelligent Transformation The Company will grasp the window of opportunity to develop the information services market, promote the implementation of the strategy of becoming a world-class enterprise by building a dynamic “Powerhouse”, fully implement the “5G+” plan, coordinate the promotion of balanced and integrated development of the CHBN markets, further highlight its direction to undergo digitalized and intelligent transformation, construct first-class new infrastructure, proactively explore new use cases, products and business forms relating to information services, open up development space, focus on technological innovation and endeavour to develop a new mode of growth driven by information technologies and data, and fully advance the Company’s digitalized and intelligent transformation. – III-1 –

APPENDIX III REMEDIAL MEASURES FOR THE POTENTIAL DILUTION OF IMMEDIATE RETURNS RESULTING FROM THE RMB SHARE ISSUE (2) Continue to Improve Corporate Governance; Constantly Strengthen Internal Controls The Company will constantly deepen governance system reforms, advance further improvements to its corporate governance structure, fully leverage the experience and expertise of the independent non-executive directors, effectively ensure that the Board will perform their duties in accordance with applicable laws, regulations, and the Articles of Association of the Company, the independent non-executive directors will diligently perform their duties, protect the overall interests of the Company, in particular the legitimate rights and interests of minority shareholders, and effectively ensure that shareholders may fully exercise their rights. The Company will persist in lawful operations, enhance compliance management capabilities, enhance risk and internal control mechanisms, improve risk prediction capabilities and risk control effectiveness, to safeguard the sustainable and healthy development of the Company. (3) Strengthen Management of Proceeds, Ensure Compliant and Effective Utilisation The proceeds will be used for developing the Company’s principal business in information services. To standardize management and use of the proceeds and to safeguard shareholders’ interests, the Company will formulate the Rules for the Management of Proceeds of China Mobile Limited《中國移動有限公司募集資金管理辦法》 ( ), which sets out requirements regarding the deposit, use, change, management and supervision of proceeds, in compliance with requirements under the Securities Law《證券法》 ( ), other laws and regulations, and the Articles of Association of the Company. The Company will proactively advance investment projects using the proceeds, strengthen management of proceeds, ensure compliant and effective use of proceeds, enhance efficiency in utilisation of proceeds, and safeguard the interests of investors. (4) Enhance Profit Distribution Policy and Strengthen Investors’Return Mechanism The Company has always attached great importance to investment return on shareholders, respected and safeguarded shareholders’ interests. In accordance with the requirements of CSRC and the Company’s actual circumstances, the Company has formulated a shareholder return plan within three years after the RMB Share Issue, thereby enhanced its profit distribution policy, and made institutional arrangements for profit distribution policy in the Articles of Association and other documents that will come into effect upon listing of the RMB Shares. The profit distribution policy will uphold the overall interests of all shareholders as well as the Company’s sustainable development. – III-2 –

APPENDIX IV AMENDMENTS TO THE ARTICLES OF ASSOCIATION ARTICLES OF ASSOCIATION OF CHINA MOBILE LIMITED1 No. Article No. Article Before Amendment Article No. Article After Amendment INTERPRETATION INTERPRETATION 1. 2(a) 2(a) “connected transactions” has the meaning ascribed to it under the HKSE Listing Rules; 2. “affiliated transactions” has the meaning ascribed to the term “關 聯交易” under the SSE Listing Rules; 3. “Dollars” and “HK$” means “Dollars” and “HK$” means dollars in the lawful currency of Hong Kong dollars, in the lawful Hong Kong; currency of Hong Kong; 4. “RMB” means Renminbi, the lawful currency of the People’s Republic of China; 5. “RMB Ordinary Shares” means the shares issued by the Company to investors in the mainland of the PRC which are subscribed for in RMB and listed on the SSE with RMB as the trading currency; 6. “PRC” means the People’s Republic of China (excluding, solely for the purpose of these Articles, the Hong Kong Special Administrative Region of China, the Macau Special Administrative Region of China, and Taiwan, China); 7. “CSRC” means the China Securities Regulatory Commission; 1 As provisions are added or deleted, serial numbers of relevant provisions and cross references in these Articles of Association have been adjusted accordingly, and are not described separately. Besides, provisions affected solely by the replacement of “Stock Exchange” with “HKSE” to refer to The Stock Exchange of Hong Kong Limited are not described separately. –IV-1–

APPENDIX IV AMENDMENTS TO THE ARTICLES OF ASSOCIATION No. Article No. Article Before Amendment Article No. Article After Amendment 8. “SSE Listing Rules” means the Rules Governing the Listing of Stocks on Shanghai Stock Exchange; 9. “Listing Rules” means the HKSE Listing Rules and/or the SSE Listing Rules (as the case may be) and any amendments thereto in force from time to time; 10. “ordinary resolution” has the meaning ascribed to it under section 563 of the Ordinance; 11. “special resolution” has the meaning ascribed to it under section 564 of the Ordinance; 12. “Stock Exchange” means The “~~Stock Exchange~~HKSE” means Stock Exchange of Hong Kong The Stock Exchange of Hong Limited; and Kong Limited; and 13. “SSE” means the Shanghai Stock Exchange; 14. “Stock Exchange(s)” means the HKSE and/or the SSE (as the case may be); and –IV-2–

APPENDIX IV AMENDMENTS TO THE ARTICLES OF ASSOCIATION

No.	Article No.	Article Before Amendment	Article No.	Article After Amendment
15.	2(b)(iv)	references to something in writing or written shall be construed as including printing, lithography, photography and other modes of representing or reproducing words or figures in a legible and non-transitory form or, to the extent permitted by and in accordance with the Ordinance, the HKSE Listing Rules and other applicable laws, rules and regulations, any visible substitute for writing (including an electronic communication), or modes of representing or reproducing words partly in one visible form and partly in another visible form, and including where the representation takes the form of electronic display, provided that both the mode of service of the relevant document or notice and (where applicable) the member's election comply with the Ordinance, the HKSE Listing Rules and other applicable laws, rules and regulations;	2(b)(iv)	references to something in writing or written shall be construed as including printing, lithography, photography and other modes of representing or reproducing words or figures in a legible and non-transitory form or, to the extent permitted by and in accordance with ~~the Ordinance, the HKSE Listing Rules and other applicable laws, rules and regulations~~applicable laws and regulations and the Listing Rules, any visible substitute for writing (including an electronic communication), or modes of representing or reproducing words partly in one visible form and partly in another visible form, and including where the representation takes the form of electronic display, provided that both the mode of service of the relevant document or notice and (where applicable) the member's election comply with ~~the Ordinance, the HKSE Listing Rules and other applicable laws, rules and regulations~~applicable laws and regulations and the Listing Rules;

– IV-3 –

APPENDIX IV AMENDMENTS TO THE ARTICLES OF ASSOCIATION No. Article No. Article Before Amendment Article No. Article After Amendment 16. 2(b)(vii) references to a meeting shall mean a meeting convened and held in any form or manner permitted by these Articles and any member or Director (including, without limitation, the Chairman of such meeting) attending and participating at a meeting by means of electronic facilities or other communication facilities shall be deemed to be present at that meeting for all purposes of the Ordinance and other applicable laws, rules and regulations and these Articles, and attend, participate, attending, participating, attendance and participation shall be construed accordingly; 2(b)(vii) references to a meeting shall mean a meeting convened and held in any form or manner permitted by these Articles and any member or Director (including, without limitation, the Chairman of such meeting) attending and participating at a meeting by means of electronic facilities or other communication facilities shall be deemed to be present at that meeting for all purposes of ~~the Ordinance and other applicable laws, rules and~~ regulations applicable laws and regulations, the Listing Rules and these Articles, and attend, participate, attending, participating, attendance and participation shall be construed accordingly; 17. 2(b)(ix) references to a person’s participation in the business of a general meeting shall include, without limitation and as relevant, the right (including, in the case of a corporation, through a duly authorised representative) to speak, communicate, vote, be represented by a proxy and have access in hard copy or electronic form to all documents which are required by the Ordinance, the HKSE Listing Rules, these Articles or other applicable laws, rules or regulations to be made available at the meeting, and participate and participating in the business of a general meeting shall be construed accordingly. 2(b)(ix) references to a person’s participation in the business of a general meeting shall include, without limitation and as relevant, the right (including, in the case of a corporation, through a duly authorised representative) to speak, communicate, vote, be represented by a proxy and have access in hard copy or electronic form to all documents which are required by ~~the Ordinance, the HKSE Listing Rules, these Articles or other applicable laws,~~ rules or regulations applicable laws and regulations, the Listing Rules and these Articles to be made available at the meeting, and participate and participating in the business of a general meeting shall be construed accordingly. –IV-4–

APPENDIX IV AMENDMENTS TO THE ARTICLES OF ASSOCIATION No. Article No. Article Before Amendment Article No. Article After Amendment SHARES SHARES 18. 7 Without prejudice to any special 7 To the extent permitted by rights, privileges or restrictions applicable laws and regulations, for the time being attached to any the Listing Rules and these issued shares, any unissued or Articles and ~~W~~without prejudice forfeited shares may be issued or to any special rights, privileges or re-issued upon such terms and restrictions for the time being conditions, and with such rights, attached to any issued shares, any privileges and restrictions unissued or forfeited shares may attached thereto, whether in be issued or re-issued upon such regard to dividends, voting, terms and conditions, and with repayment or redemption of share such rights, privileges and capital, or otherwise, as the restrictions attached thereto, Company may, subject to the whether in regard to dividends, Ordinance, from time to time voting, repayment or redemption determine or, in the absence of of share capital, or otherwise, as any such determination, as the the Company may, subject to the Directors shall determine. Ordinance, from time to time determine or, in the absence of any such determination, as the Directors shall determine. 19. 8 The Board may issue warrants to 8 The Board To the extent subscribe for any class of shares permitted by applicable laws and or securities of the Company on regulations, the Listing Rules and such terms as it may from time to these Articles, the Company may time determine, provided that the issue warrants to subscribe for Company shall not have power to any class of shares or securities issue share warrants in bearer of the Company on such terms as form. it the Board may from time to time determine, provided that the Company shall not have power to issue share warrants in bearer form. –IV-5–

APPENDIX IV AMENDMENTS TO THE ARTICLES OF ASSOCIATION No. Article No. Article Before Amendment Article No. Article After Amendment 20. 9 Save as provided by contract or 9 Save as provided by contract or the Ordinance or these Articles to ~~the Ordinance or~~ applicable laws the contrary, all unissued shares and regulations, the Listing Rules shall be at the disposal of the and these Articles to the contrary, Directors who may allot, grant all unissued shares shall be at the options over or otherwise deal disposal of the Directors who with or dispose of the same to may procure the Company to such persons, at such times, for allot, grant options over or such consideration and generally otherwise deal with or dispose of upon such terms and conditions the same to such persons, at such as they shall in their absolute times, for such consideration and discretion think fit. generally upon such terms and conditions as they shall in their absolute discretion think fit. 21. 12 Subject to the provisions of the 12 ~~Subject to the provisions of the~~ Ordinance, any preference share ~~OrdinanceT~~o the extent permitted may be issued on the terms that it by applicable laws and is, or at the option of the regulations, the Listing Rules and Company is liable, to be these Articles, any preference redeemed. share may be issued on the terms that it is, or at the option of the Company is liable, to be redeemed. –IV-6–

APPENDIX IV AMENDMENTS TO THE ARTICLES OF ASSOCIATION No. Article No. Article Before Amendment Article No. Article After Amendment SHARE CERTIFICATES SHARE CERTIFICATES 22. 20 The RMB Ordinary Shares issued by the Company shall be registered and centrally deposited with China Securities Depository and Clearing Company Limited in accordance with PRC laws and regulations and the relevant regulations on the administration of securities registration and settlement stipulated by the CSRC. The Company shall establish a register of holders of RMB Ordinary Shares in the mainland of the PRC based on the record provided by the SSE and China Securities Depository and Clearing Company Limited, and such register of holders of RMB Ordinary Shares shall be lawful proof that the holders of RMB Ordinary Shares hold the RMB Ordinary Shares of the Company. The holders of RMB Ordinary Shares registered with China Securities Depository and Clearing Company Limited shall be entitled to the shareholders’ rights provided in these Articles and applicable laws and regulations. The holders of RMB Ordinary Shares of the Company may conduct trading in a manner permitted by the CSRC and the SSE. –IV-7–

APPENDIX IV AMENDMENTS TO THE ARTICLES OF ASSOCIATION No. Article No. Article Before Amendment Article No. Article After Amendment FORFEITURE FORFEITURE 23. 29 If the requirements with regard to 30 To the extent permitted by payment of any such notice as applicable laws and regulations, aforesaid be not complied with, the Listing Rules and these any shares in respect of which Articles, ~~I~~if the requirements such notice has been given may, with regard to payment of any at any time thereafter and before such notice as aforesaid be not the payment required by the complied with, any shares in notice has been made, be respect of which such notice has forfeited by a resolution of the been given may, at any time Directors to that effect, and any thereafter and before the payment such forfeiture shall extend to all required by the notice has been dividends and bonuses declared made, be forfeited by a resolution in respect of the shares so of the Directors to that effect, and forfeited but not payable until any such forfeiture shall extend after such forfeiture. The to all dividends and bonuses Directors may accept the declared in respect of the shares surrender of any shares liable to so forfeited but not payable until be forfeited hereunder and in after such forfeiture. The such cases references in these Directors may accept the Articles to forfeiture shall surrender of any shares liable to include surrender. be forfeited hereunder and in such cases references in these Articles to forfeiture shall include surrender. –IV-8–

APPENDIX IV AMENDMENTS TO THE ARTICLES OF ASSOCIATION No. Article No. Article Before Amendment Article No. Article After Amendment 24. 30 Any shares so forfeited shall be 31 To the extent permitted by deemed for the purposes of this applicable laws and regulations, Article to be the property of the the Listing Rules and these Company and may be sold, Articles, ~~A~~any shares so forfeited re-allotted or otherwise disposed shall be deemed for the purposes of either subject to or discharged of this Article to be the property from all calls made prior to the of the Company and may be sold, forfeiture, to any person, upon re-allotted or otherwise disposed such terms as to subscription of either subject to or discharged price and otherwise and in such from all calls made prior to the manner and at such time or times forfeiture, to any person, upon as the Directors think fit. For the such terms as to subscription purpose of giving effect to any price and otherwise and in such such sale or other disposition the manner and at such time or times Directors may authorise the as the Directors think fit. For the transfer of the shares so sold or purpose of giving effect to any otherwise disposed of to the such sale or other disposition the purchaser thereof or any other Directors may authorise the person becoming entitled thereto. transfer of the shares so sold or The Directors shall account to the otherwise disposed of to the person whose shares have been purchaser thereof or any other forfeited with the balance (if any) person becoming entitled thereto. of monies received by the The Directors shall account to the Company in respect of those person whose shares have been shares after deduction of forfeited with the balance (if any) expenses of forfeiture, sale or of monies received by the disposal of the shares and any Company in respect of those amounts due to the Company in shares after deduction of respect of the shares. expenses of forfeiture, sale or disposal of the shares and any amounts due to the Company in respect of the shares. 25. 31 The Directors may, at any time 32 To the extent permitted by before any shares so forfeited applicable laws and regulations, shall have been sold, re-allotted the Listing Rules and these or otherwise disposed of, annul Articles, ~~T~~the Directors may, at the forfeiture thereof upon such any time before any shares so conditions as they think fit or forfeited shall have been sold, permit the share forfeited to be re-allotted or otherwise disposed redeemed upon the terms of of, annul the forfeiture thereof payment of all calls and interest upon such conditions as they due thereon and all expenses think fit or permit the share incurred in respect of the share, forfeited to be redeemed upon the and upon such further terms (if terms of payment of all calls and any) as it thinks fit. interest due thereon and all expenses incurred in respect of the share, and upon such further terms (if any) as it thinks fit. –IV-9–

APPENDIX IV AMENDMENTS TO THE ARTICLES OF ASSOCIATION No. Article No. Article Before Amendment Article No. Article After Amendment LIENLIEN 26. 34 The Company shall have a first 35 The Company shall have a first and paramount lien on every and paramount lien on every share (not being a fully paid-up share (not being a fully paid-up share) for all moneys outstanding share) for all moneys outstanding in respect of such share whether in respect of such share whether presently payable or not, and the presently payable or not, and the Company shall also have a first Company shall also have a first and paramount lien on every and paramount lien on every share (other than fully paid-up share (other than fully paid-up shares) standing registered in the shares) standing registered in the name of a member, whether name of a member, whether singly or jointly with any other singly or jointly with any other person or persons, for all the person or persons, for all the debts and liabilities of such debts and liabilities of such member or his estate to the member or his estate to the Company, whether the same shall Company, whether the same shall have been incurred before or after have been incurred before or after notice has been given to the notice has been given to the Company of any interest of any Company of any interest of any person other than such member, person other than such member, and whether the time for the and whether the time for the payment or discharge of the same payment or discharge of the same shall have already arrived or not, shall have already arrived or not, and notwithstanding that the and notwithstanding that the same are joint debts or liabilities same are joint debts or liabilities of such member or his estate and of such member or his estate and any other person, whether a any other person, whether a member or not. The Company’s member or not. The Company’s lien on a share shall extend to all lien on a share shall extend to all dividends payable thereon. The dividends payable thereon. To the Directors may at any time either extent permitted by applicable generally or in any particular case laws and regulations, the Listing waive any lien that has arisen, or Rules and these Articles, ~~T~~the declare any share to be wholly or Directors may at any time either in part exempt from the generally or in any particular case provisions of this Article. waive any lien that has arisen, or declare any share to be wholly or in part exempt from the provisions of this Article. – IV-10 –

APPENDIX IV AMENDMENTS TO THE ARTICLES OF ASSOCIATION No. Article No. Article Before Amendment Article No. Article After Amendment 27. 35 The Company may sell in such 36 To the extent permitted by manner as the Directors think fit applicable laws and regulations, any share on which the Company the Listing Rules and these has a lien, but no sale shall be Articles, ~~T~~the Company may sell made unless some sum in respect in such manner as the Directors of which the lien exists is think fit any share on which the presently payable or the liability Company has a lien, but no sale or engagement in respect of shall be made unless some sum in which such lien exists is liable to respect of which the lien exists is be presently fulfilled or presently payable or the liability discharged, nor until the or engagement in respect of expiration of fourteen days after a which such lien exists is liable to notice in writing stating and be presently fulfilled or demanding payment of the sum discharged, nor until the presently payable and giving expiration of fourteen days after a notice of intention to sell in notice in writing stating and default shall have been given to demanding payment of the sum the holder for the time being of presently payable and giving the share or the person entitled notice of intention to sell in thereto by reason of his death, default shall have been given to bankruptcy or winding-up or the holder for the time being of otherwise by operation of law or the share or the person entitled court order. thereto by reason of his death, bankruptcy or winding-up or otherwise by operation of law or court order. – IV-11 –

APPENDIX IV AMENDMENTS TO THE ARTICLES OF ASSOCIATION No. Article No. Article Before Amendment Article No. Article After Amendment INCREASE OF CAPITAL INCREASE OF CAPITAL 28. 48 A general meeting resolving upon 49 A general meeting resolving upon the creation of any new shares may the creation of any new shares may direct that the same or any of them direct that the same or any of them shall be offered in the first instance, shall be offered in the first instance, to all the holders for the time being to all the holders for the time being of any class of shares in the capital of any class of shares in the capital of the Company, in proportion to of the Company, in proportion to the number of shares of such class the number of shares of such class held by them respectively, or make held by them respectively, or make any other provisions as to the issue any other provisions as to the issue and allotment of the new shares, and allotment of the new shares, and in default of any such direction, and in default of any such direction, or so far as the same shall not or so far as the same shall not extend, the new shares shall be at extend, the new shares shall be at the disposal of the Directors, and the disposal of the Directors to the Article 9 shall apply thereto. The extent permitted by applicable laws Company may exercise any powers and regulations, the Listing Rules conferred or permitted by the and these Articles, and Article 9 Ordinance or any other ordinance shall apply thereto. To the extent from time to time to purchase or permitted by applicable laws and otherwise acquire its own shares at regulations, the Listing Rules and any price or to give, directly or these Articles, ~~T~~the Company may indirectly, by means of a loan, exercise any powers conferred or guarantee, the provision of security permitted by the Ordinance or any or otherwise, financial assistance other ordinance from time to time to for the purpose of or in connection purchase or otherwise acquire its with a purchase or other acquisition own shares at any price or to give, made or to be made by any person directly or indirectly, by means of a of any shares in the Company and loan, guarantee, the provision of should the Company purchase or security or otherwise, financial otherwise acquire its own shares assistance for the purpose of or in neither the Company nor the Board connection with a purchase or other shall be required to select the shares acquisition made or to be made by to be purchased or otherwise any person of any shares in the acquired ratably or in any other Company and should the Company particular manner as between the purchase or otherwise acquire its holders of shares of the same class own shares neither the Company or as between them and the holders nor the Board shall be required to of shares of any other class or in select the shares to be purchased or accordance with the rights as to otherwise acquired ratably or in any dividends or capital conferred by other particular manner as between any class of shares provided always the holders of shares of the same that any such purchase or other class or as between them and the acquisition or financial assistance holders of shares of any other class shall only be made or given in or in accordance with the rights as accordance with any relevant rules to dividends or capital conferred by or regulations issued by the Stock any class of shares provided always Exchange or the Securities and that any such purchase or other Futures Commission from time to acquisition or financial assistance time in force. shall only be made or given in accordance with any relevant rules or regulations issued by the ~~Stock~~ Exchange or HKSE, the Securities and Futures Commission of Hong Kong, the SSE or the CSRC from time to time in force. – IV-12 –

APPENDIX IV AMENDMENTS TO THE ARTICLES OF ASSOCIATION No. Article No. Article Before Amendment Article No. Article After Amendment GENERAL MEETINGS GENERAL MEETINGS 29. 57 Subject to applicable laws and regulations, the Listing Rules and these Articles, the following functions and powers may be exercised at a general meeting of the Company: (a) to appoint and remove Directors (except where appointment or removal by the Board is permitted by these Articles); (b) to consider and approve the annual reports of the Board and/or the Auditors as required by the Stock Exchanges; (c) to consider and approve the dividend distribution proposals of the Company; (d) to consider and approve any increase in the number of issued shares of the Company (including the issue of shares (preferred shares included), securities convertible to shares, share warrants and other securities affecting the share capital of the Company); (e) subject to compliance with other requirements of applicable laws and regulations, to consider and approve any reduction of the number of issued shares of the Company; – IV-13 –

APPENDIX IV AMENDMENTS TO THE ARTICLES OF ASSOCIATION No. Article No. Article Before Amendment Article No. Article After Amendment (f) to consider and approve any amalgamation, winding up or change of company status of the Company (including a change from a public company to a private company); (g) to consider and approve any amendment to the Articles of Association of the Company or adoption of new Articles of Association of the Company; (h) to consider and approve the appointment, re-appointment or removal of the Auditors of the Company and authorise the Board to fix their remuneration; (i) to consider and approve any external guarantee which is required to be approved at a general meeting under applicable laws and regulations and the Listing Rules; (j) to consider and approve any transaction which is required to be approved at a general meeting under applicable laws and regulations and the Listing Rules; (k) to consider and approve any material purchase or disposal of assets, where the transaction amount within one year exceeds 30% of the latest audited total assets of the Company, as provided under applicable laws and regulations and the Listing Rules; – IV-14 –

APPENDIX IV AMENDMENTS TO THE ARTICLES OF ASSOCIATION No. Article No. Article Before Amendment Article No. Article After Amendment (l) to consider and approve any provision of guarantees by the Company, where the guaranteed amount within one year exceeds 30% of the latest audited total assets of the Company, as provided under applicable laws and regulations and the Listing Rules; (m) to consider and approve any equity incentive scheme of the Company which is required to be approved at a general meeting under applicable laws and regulations and the Listing Rules; (n) to consider and approve any consolidation or subdivision of all or any of the share capital of the Company; (o) to cancel any shares which have not been subscribed for or agreed to be subscribed for by any person as at the date of the passing of the relevant resolution; and (p) to exercise other functions and powers as provided under applicable laws and regulations, the Listing Rules, these Articles and so forth. – IV-15 –

APPENDIX IV AMENDMENTS TO THE ARTICLES OF ASSOCIATION No. Article No. Article Before Amendment Article No. Article After Amendment To the extent permitted by applicable laws and regulations and the Listing Rules, the relevant functions and powers exercised at a general meeting may be delegated to the Board of the Company through appropriate procedures. If any matter is permitted under applicable laws and regulations and the Listing Rules to be approved by way of shareholders’ written approval or resolution in lieu of a general meeting, then this Article shall not be deemed to require such matter to be approved by way of a general meeting. In accordance with the requirements of applicable laws and regulations, the Listing Rules, these Articles and the policy governing the procedures of general meetings of the Company, any matter considered at a general meeting shall be passed as either an ordinary resolution or a special resolution. Notwithstanding other provisions of these Articles, if certain matters to be passed as ordinary resolutions are required under applicable laws and regulations, the Listing Rules, these Articles or the policy governing the procedures of general meetings of the Company to be passed by votes representing not less than two-thirds of the voting rights held by the shareholders of the Company present at a general meeting who, being entitled to do so, vote either in person or (if a proxy is permitted) by proxy or (if the shareholder is a corporation) by its duly authorised representative at the meeting, then such requirement shall prevail. – IV-16 –

APPENDIX IV AMENDMENTS TO THE ARTICLES OF ASSOCIATION No. Article No. Article Before Amendment Article No. Article After Amendment 30. 58 The following business may be transacted by the shareholders of the Company at a general meeting: (a) business specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorised committee thereof); (b) business otherwise duly brought before a general meeting by or at the direction of the Board (or any duly authorised committee thereof); (c) business in relation to shareholders’ request for the Company to circulate a resolution for an annual general meeting in accordance with section 615 of the Ordinance; – IV-17 –

APPENDIX IV AMENDMENTS TO THE ARTICLES OF ASSOCIATION No. Article No. Article Before Amendment Article No. Article After Amendment (d) business duly put forward at a general meeting in accordance with these Articles by shareholder(s) satisfying the following requirements after the notice of the general meeting is given, provided that the scheduled convening of the general meeting by the Company shall not be affected: (i) such shareholder(s) is/are registered shareholder(s) of the Company on both the date of such shareholder(s) putting forward the provisional proposal in accordance with these Articles or other policies of the Company and the record date for the determination of voting rights at such general meeting, individually or collectively holding 3% or more of the total number of shares issued by the Company with voting rights; and (ii) the provisional proposal is put forward by such shareholder(s) and submitted to the Board in writing 10 days before the convening of the general meeting; and (e) any other business to be approved at any general meeting in accordance with applicable laws and regulations and the Listing Rules. – IV-18 –

APPENDIX IV AMENDMENTS TO THE ARTICLES OF ASSOCIATION No. Article No. Article Before Amendment Article No. Article After Amendment 31. 57 The Directors may whenever they 60 (a) The Directors may whenever think fit, and shall on requisition they think fit, and or shall on in accordance with the requisition by shareholders in Ordinance, proceed to convene an accordance with section 566 extraordinary general meeting. of the Ordinance, proceed to convene an extraordinary general meeting. (b) An extraordinary general meeting may also be convened by the Board on requisition by shareholder(s) individually or collectively holding 10% or more of the shares of the Company in accordance with applicable laws and regulations, the Listing Rules and these Articles. 32. 58 A general meeting may be held at 61 A general meeting may be held at two or more places using any two or more places using any technology that enables members technology that enables members who are not together at the same who are not together at the same place to listen, speak and vote at place to listen, speak and vote at such meeting. Specifically, a such meeting. Specifically, a general meeting may be held as a general meeting may be held as a physical meeting, a hybrid physical meeting, a hybrid meeting or an electronic meeting, meeting or an electronic meeting, as may be determined by the as may be determined by the Directors in their absolute Directors in their absolute discretion. discretion. In accordance with the requirements of applicable laws and regulations, the Listing Rules and these Articles, the Board shall adopt network-based or other means that are safe, economical and convenient to facilitate shareholders’ participation in a general meeting. – IV-19 –

APPENDIX IV AMENDMENTS TO THE ARTICLES OF ASSOCIATION No. Article No. Article Before Amendment Article No. Article After Amendment NOTICE OF NOTICE OF GENERAL MEETINGS GENERAL MEETINGS 33. 59 Subject to section 578 of the 62 Subject to section 578 of the Ordinance, an annual general Ordinance, an annual general meeting shall be called by not meeting shall be called by not less than 21 days’ notice in less than 21 days’ notice in writing, and any other general writing, and any other general meeting shall be called by not meeting shall be called by not less than 14 days’ notice in less than 14 days’ notice in writing. The notice shall specify writing. The notice shall specify the date and time of meeting and, the date and time of meeting and, save for an electronic meeting, save for an electronic meeting, the Principal Meeting Place. If the Principal Meeting Place, as the general meeting is to be a well as the agenda and particulars hybrid meeting or an electronic of the resolutions. If the general meeting, the notice shall include meeting is to be a hybrid meeting a statement to that effect and with or an electronic meeting, the details of the electronic facilities notice shall include a statement for attendance and participation to that effect and with details of at the meeting or where such the electronic facilities for details will be made available by attendance and participation at the Company prior to the the meeting or where such details meeting. The notice convening an will be made available by the annual general meeting shall Company prior to the meeting. specify the meeting as such, and The notice convening an annual the notice convening a meeting to general meeting shall specify the pass a special resolution shall meeting as such, and the notice specify the intention to propose convening a meeting to pass a the resolution as a special special resolution shall specify resolution. There shall appear on the intention to propose the every such notice with reasonable resolution as a special resolution. prominence a statement that a There shall appear on every such member entitled to attend and notice with reasonable vote is entitled to appoint one or prominence a statement that a more proxies to attend and vote member entitled to attend and instead of him and that a proxy vote is entitled to appoint one or need not be a member of the more proxies to attend and vote Company. instead of him and that a proxy need not be a member of the Company. – IV-20 –

APPENDIX IV AMENDMENTS TO THE ARTICLES OF ASSOCIATION No. Article No. Article Before Amendment Article No. Article After Amendment VOTING VOTING 34. 74(a) At any general meeting a 77(a) At any general meeting a resolution put to the vote of the resolution put to the vote of the meeting shall be decided on a meeting shall be decided on a poll demanded by:- poll demanded by:- (i) the Chairman of the meeting; (i) the Chairman of the meeting; or or (ii) at least three members (ii) at least three members present in person (or in the present in person (or in the case of a member being a case of a member being a corporation, by its duly corporation, by its duly authorised representative) or authorised representative) or by proxy and entitled to vote by proxy and entitled to vote at the meeting; or at the meeting; or (iii) any member or members (iii) any member or members present in person (or in the present in person (or in the case of a member being a case of a member being a corporation, by its duly corporation, by its duly authorised representative) or authorised representative) or by proxy and representing in by proxy and representing in the aggregate not less than 5 the aggregate not less than 5 per cent. of the total voting per cent. of the total voting rights of all members having rights of all members having the right to attend and vote at the right to attend and vote at the meeting; or the meeting; or (iv) any member or members (iv) any member or members present in person (or in the present in person (or in the case of a member being a case of a member being a corporation, by its duly corporation, by its duly authorised representative) or authorised representative) or by proxy and holding shares by proxy and holding shares conferring a right to attend conferring a right to attend and vote at the meeting on and vote at the meeting on which there have been paid which there have been paid up sums in the aggregate up sums in the aggregate equal to not less than 5 per equal to not less than 5 per cent. of the total sum paid up cent. of the total sum paid up on all shares conferring that on all shares conferring that right, right, provided that a resolution put to provided that a resolution put to the vote of the meeting may be the vote of the meeting may be decided on a show of hands to the decided on a show of hands to the extent permitted by HKSE extent permitted by ~~HKSE~~ Listing Rules. ~~Listing Rules~~ the Listing Rules of the relevant Stock Exchange(s). – IV-21 –

APPENDIX IV AMENDMENTS TO THE ARTICLES OF ASSOCIATION No. Article No. Article Before Amendment Article No. Article After Amendment 35. 83 Shareholders shall be entitled to supervise, make suggestions or raise enquires on the operation of the Company in accordance with applicable laws and regulations, the Listing Rules and these Articles. Directors and members of senior management shall address and provide explanations on reasonable enquiries and suggestions of shareholders at general meetings. POWERS OF DIRECTORS POWERS OF DIRECTORS 36. 100 Subject to and to the extent 104 Subject to and to the extent permitted by the Ordinance, the permitted by the Ordinance Company or the Directors on applicable laws and regulations, behalf of the Company, may the Listing Rules and these cause to be kept in any territory a Articles, the Company or the Branch Register of members Directors on behalf of the resident in such territory, and the Company, may cause to be kept Directors may make and vary in any territory a Branch Register such regulations as they may of members resident in such think fit respecting the keeping of territory, and the Directors may any such Branch Register. make and vary such regulations as they may think fit respecting the keeping of any such Branch Register. – IV-22 –

APPENDIX IV AMENDMENTS TO THE ARTICLES OF ASSOCIATION No. Article No. Article Before Amendment Article No. Article After Amendment 37. 102(a) The Directors may exercise all 106(a) Subject to the relevant provisions the powers of the Company to of these Articles and relevant borrow money and to mortgage or policies governing the procedures charge all or any part of the of meetings, ~~T~~the Directors may undertaking, property and assets exercise all the powers of the (present and future) and uncalled Company to borrow money and to capital of the Company and to mortgage or charge all or any part issue debentures, debenture of the undertaking, property and stocks, bonds and other assets (present and future) and securities, whether outright or as uncalled capital of the Company collateral security for any debt, and to issue debentures, liability or obligation of the debenture stocks, bonds and other Company or of any third party. securities, whether outright or as Debentures, debenture stocks, collateral security for any debt, bonds and other securities of the liability or obligation of the Company may be made Company or of any third party. assignable free from any equities Debentures, debenture stocks, between the Company and the bonds and other securities of the person to which the same may be Company may be made issued, and may be issued at a assignable free from any equities discount, premium or otherwise between the Company and the and with any special privileges as person to which the same may be to redemption, surrender, issued, and may be issued at a drawings, allotment of shares, discount, premium or otherwise attending and voting at general and with any special privileges as meetings of the Company, to redemption, surrender, appointment of Directors and drawings, allotment of shares, otherwise. attending and voting at general meetings of the Company, appointment of Directors and otherwise. 38. 108 Without prejudice to the general powers provided in these Articles, subject to express provisions of applicable laws and regulations, the Listing Rules and these Articles, the Board may exercise all powers of the Directors of the Company, including but not limited to the following functions and powers: (a) to convene general meetings and report its work at general meetings; – IV-23 –

APPENDIX IV AMENDMENTS TO THE ARTICLES OF ASSOCIATION No. Article No. Article Before Amendment Article No. Article After Amendment (b) to execute resolutions passed at general meetings; (c) to formulate proposals for distribution of dividends of the Company; (d) to formulate proposals for increasing or reducing the number of issued shares of the Company; (e) to formulate proposals for the amalgamation, winding up or change of company status of the Company (including a change from a public company to a private company); (f) to the extent permitted under or authorised at applicable laws and regulations, the Listing Rules, general meetings and these Articles, to consider and approve the material transactions, external investments, acquisitions or disposals of assets, pledges of assets, external guarantees, entrusted financial management, connected transactions, affiliated transactions and other matters of the Company; (g) to appoint or remove the chief executive officer and other members of senior management, the company secretary of the Company, and to determine their remuneration as well as awards and penalties; (h) to formulate proposals for amending these Articles; – IV-24 –

APPENDIX IV AMENDMENTS TO THE ARTICLES OF ASSOCIATION No. Article No. Article Before Amendment Article No. Article After Amendment (i) to propose to the general meeting the appointment or change of the Auditors in charge of the audit of the Company; (j) to the extent permitted by applicable laws and regulations and the Listing Rules, to consider and approve the issue of bonds (other than convertible bonds that require consideration and approval at a general meeting) by the Company; and (k) other functions and powers as provided under applicable laws and regulations, the Listing Rules, these Articles and so forth. To the extent permitted by applicable laws and regulations and the Listing Rules, the Board may delegate the relevant functions and powers to the management of the Company through appropriate procedures. – IV-25 –

APPENDIX IV AMENDMENTS TO THE ARTICLES OF ASSOCIATION No. Article No. Article Before Amendment Article No. Article After Amendment PROCEEDINGS OF PROCEEDINGS OF DIRECTORS DIRECTORS 39. 120 The Directors may meet together 125 The Directors may meet together for the despatch of business, for the despatch of business, adjourn and otherwise regulate adjourn and otherwise regulate their meetings as they think fit, their meetings as they think fit, and determine the quorum and determine the quorum necessary for the transaction of necessary for the transaction of business. Until otherwise business. Until Unless otherwise determined by the Board, two provided under these Articles or Directors shall constitute a determined by the Board, two quorum. For the purpose of this Directors shall constitute a Article an alternate Director shall quorum. For the purpose of this be counted in a quorum but, Article, an alternate Director notwithstanding that an alternate shall be counted in a quorum but, Director is also a Director or is notwithstanding that an alternate an alternate for more than one Director is also a Director or is Director, he shall for quorum an alternate for more than one purposes count as only one Director, he shall for quorum Director. Matters arising at any purposes count as only one meeting shall be decided by a Director. Matters arising at any majority of votes. In case of an meeting shall be decided by ~~a~~ equality of votes the Chairman of ~~majority of votes~~more than half the meeting shall have a second of the votes cast by the Directors or casting vote. A Director or the present at the meeting, unless Secretary may, at any time, otherwise provided under summon a meeting of the applicable laws and regulations, Directors. A meeting of the Board the Listing Rules and these or any committee of the Board Articles. When the Board votes may be held by means of such on a resolution, each person shall telephone, electronic or other have one vote. In case of an communication facilities as equality of votes the Chairman of permit all persons participating in the meeting shall have a second the meeting to communicate with or casting vote. A Director or the each other simultaneously and Secretary may, at any time, instantaneously, and participation summon a meeting of the in such a meeting shall constitute Directors. A meeting of the Board presence in person at such or any committee of the Board meeting. may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting. – IV-26 –

APPENDIX IV AMENDMENTS TO THE ARTICLES OF ASSOCIATION No. Article No. Article Before Amendment Article No. Article After Amendment 40. 126 Subject to the Listing Rules and regardless of whether these Articles provide otherwise, when the Board considers any affiliated transactions, affiliated directors (if any) shall abstain from voting and shall not vote as proxy for other Directors; more than half of the non-affiliated directors shall be present at the relevant Board meeting, and the relevant resolution at such Board meeting shall be passed by more than half of all non-affiliated directors. If fewer than three non-affiliated directors are present at such Board meeting, the Company shall put forward the relevant matter for consideration at a general meeting. In this Article, “affiliated directors” shall have the meaning ascribed to the term “關聯董事” under the SSE Listing Rules, and “non-affiliated directors” shall mean Directors other than affiliated directors. Guarantee transactions within the authority of the Board are required to be approved by more than half of all Directors, and are also required to be approved by two-thirds or more of the Directors present at the Board meeting. – IV-27 –

APPENDIX IV AMENDMENTS TO THE ARTICLES OF ASSOCIATION No. Article No. Article Before Amendment Article No. Article After Amendment DIVIDENDS AND RESERVES DIVIDENDS AND RESERVES 41. 140 The Directors may, if they think 146 In accordance with applicable fit, from time to time, resolve to laws and regulations and as pay to the members such interim authorised at a general meeting, dividends as appear to the ~~T~~the Directors Board may, if ~~they~~ Directors to be justified. If at any think it thinks fit, from time to time the share capital of the time, resolve to pay to the Company is divided into different members such interim dividends classes the Directors may resolve as appear to the Directors Board to pay such interim dividends in to be justified. If at any time the respect of those shares in the share capital of the Company is capital of the Company which divided into different classes the confer on the holders thereof Directors Board may resolve to deferred or non-preferred rights pay such interim dividends in as well as in respect of those respect of those shares in the shares which confer on the capital of the Company which holders thereof preferential or confer on the holders thereof special rights in regard to deferred or non-preferred rights dividend, and provided that the as well as in respect of those Directors act bona fide they shall shares which confer on the not incur any responsibility to the holders thereof preferential or holders of shares conferring a special rights in regard to preference for any damage that dividend, and provided that the they may suffer by reason of the Directors Board act bona fide payment of an interim dividend they the Board shall not incur any on any shares having deferred or responsibility to the holders of non-preferred rights. The shares conferring a preference for Directors may also resolve to pay any damage that they may suffer at half-yearly or at other suitable by reason of the payment of an intervals to be settled by them interim dividend on any shares any dividend which may be having deferred or non-preferred payable at a fixed rate if they are rights. The Directors Board may of the opinion that the payment is also resolve to pay at half-yearly justified. or at other suitable intervals to be settled by them it any dividend which may be payable at a fixed rate if they are it is of the opinion that the payment is justified. – IV-28 –

APPENDIX IV AMENDMENTS TO THE ARTICLES OF ASSOCIATION

No.	Article No.	Article Before Amendment	Article No.	Article After Amendment
		NOTICES		**NOTICES**
42.	157	Any notice, document or communication to be given or issued by or on behalf of the Company under these Articles (including any "corporate communication" within the meaning ascribed thereto in the HKSE Listing Rules) shall be in writing in any one or more languages. Any such notice, document or communication may or may not be in a transitory form and may be recorded or stored in any digital, electronic, electrical, magnetic or other retrievable form or medium and information in visible form (including a notice, document or communication in electronic form and/or one made available on a website) whether having physical substance or not. Any such notice, document or communication may be served, delivered, sent or supplied by the Company to another person by any of the following means to such extent permitted by the Ordinance, the HKSE Listing Rules and any applicable laws, rules and regulations:- (a) personally by hand, in hard copy form or in electronic form;	163	Any notice, document or communication to be given or issued by or on behalf of the Company under these Articles (including any "corporate communication" within the meaning ascribed thereto in the HKSE Listing Rules) shall be in writing in any one or more languages. Any such notice, document or communication may or may not be in a transitory form and may be recorded or stored in any digital, electronic, electrical, magnetic or other retrievable form or medium and information in visible form (including a notice, document or communication in electronic form and/or one made available on a website) whether having physical substance or not. Any such notice, document or communication may be served, delivered, sent or supplied by the Company to another person by any of the following means to such extent permitted by ~~the Ordinance, the HKSE Listing Rules and any applicable laws, rules and regulations~~applicable laws and regulations and the Listing Rules:- (a) personally by hand, in hard copy form or in electronic form;

– IV-29 –

APPENDIX IV AMENDMENTS TO THE ARTICLES OF ASSOCIATION

No.	Article No.	Article Before Amendment	Article No.	Article After Amendment
		(b) by sending or supplying it by mail, in hard copy form or in electronic form, in a properly prepaid envelope or wrapper addressed to a member at his registered address or to such address as that other person (whether or not he is a member) may provide for the purpose; (c) by sending or supplying it in electronic form by electronic means to that other person at such address as he may provide or be regarded as having provided for the purpose; (d) by making it available on the Company's website and/or the website of the Stock Exchange, giving access to such website to that other person and if required by the Ordinance, the HKSE Listing Rules and any applicable laws, rules and regulations, giving to such person a notification of the availability of such notice, document or communication (such notice of availability may be given by any of the means set out in this Article 157 other than by posting it on a website); or (e) by such other means as may be permitted under the Ordinance, the HKSE Listing Rules and any applicable laws, rules and regulations.		(b) by sending or supplying it by mail, in hard copy form or in electronic form, in a properly prepaid envelope or wrapper addressed to a member at his registered address or to such address as that other person (whether or not he is a member) may provide for the purpose; (c) by sending or supplying it in electronic form by electronic means to that other person at such address as he may provide or be regarded as having provided for the purpose; (d) by making it available on the Company's website and/or the website of the ~~Stock Exchange~~Stock Exchanges, giving access to such website to that other person and if required by ~~the Ordinance, the HKSE Listing Rules and any applicable laws, rules and regulations~~applicable laws and regulations and the Listing Rules, giving to such person a notification of the availability of such notice, document or communication (such notice of availability may be given by any of the means set out in this Article ~~157~~163 other than by posting it on a website); or (e) by such other means as may be permitted under ~~the Ordinance, the HKSE Listing Rules and any applicable laws, rules and regulations~~ applicable laws and regulations and the Listing Rules.

– IV-30 –

APPENDIX IV AMENDMENTS TO THE ARTICLES OF ASSOCIATION No. Article No. Article Before Amendment Article No. Article After Amendment 43. 158 Any notice, document or 164 Any notice, document or communication given or issued communication given or issued by or on behalf of the Company by or on behalf of the Company to another person as provided in to another person as provided in Article 157 shall, to such extent Article ~~157~~163 shall, to such permitted by the Ordinance, the extent permitted by ~~the~~ HKSE Listing Rules and any ~~Ordinance, the HKSE Listing~~ applicable laws, rules and ~~Rules and any applicable laws,~~ regulations:- ~~rules and regulations~~applicable laws and regulations and the (a) if sent or supplied by mail, Listing Rules:- be deemed to have been served in the case the address (a) if sent or supplied by mail, is in Hong Kong on the day be deemed to have been following that on which the served in the case the address notice, document or is in Hong Kong on the day communication is mailed in following that on which the Hong Kong and in any other notice, document or case on the fifth day after the communication is mailed in day of mailing, and in Hong Kong and in any other proving such service it shall case on the fifth day after the be sufficient to prove that the day of mailing, and in notice, document or proving such service it shall communication was properly be sufficient to prove that the addressed and mailed, notice, document or postage prepaid; communication was properly (b) if sent or supplied by addressed and mailed, electronic means (other than postage prepaid; by making it available on the (b) if sent or supplied by Company’s website and/or electronic means (other than the website of the Stock by making it available on the Exchange), be deemed to Company’s website and/or have been served at the time the website of the ~~Stock~~ when the notice, document or ~~Exchange~~Stock Exchanges), communication is sent or be deemed to have been supplied; served at the time when the notice, document or communication is sent or supplied; – IV-31 –

APPENDIX IV AMENDMENTS TO THE ARTICLES OF ASSOCIATION No. Article No. Article Before Amendment Article No. Article After Amendment (c) if made available on the (c) if made available on the Company’s website and/or Company’s website and/or the website of the Stock the website of the ~~Stock~~ Exchange, be deemed to have ~~Exchange~~Stock Exchanges, been sent, supplied and be deemed to have been sent, served:- supplied and served:- (i) in the case where a (i) in the case where a notification of the notification of the availability of such availability of such notice, document or notice, document or communication is communication is required by the required by ~~the~~ Ordinance, the HKSE ~~Ordinance, the HKSE~~ Listing Rules or any ~~Listing Rules or any~~ applicable laws, rules ~~applicable laws, rules~~ and regulations, at the ~~and regulations~~ time when such applicable laws and notification of regulations and the availability is served; or Listing Rules, at the time when such notification of availability is served; or (ii) in any other case, at the (ii) in any other case, at the time when the notice, time when the notice, document or document or communication is first communication is first made available on that made available on that website; and website; and (d) if sent or supplied by hand, (d) if sent or supplied by hand, be deemed to have been be deemed to have been served at the time when the served at the time when the notice, document or notice, document or communication is delivered. communication is delivered. – IV-32 –

APPENDIX IV AMENDMENTS TO THE ARTICLES OF ASSOCIATION No. Article No. Article Before Amendment Article No. Article After Amendment 44. 171 After its listing on the SSE, the Company shall also comply with the relevant requirements of the CSRC and the SSE when giving any notice, document or communication. Notwithstanding the provisions of Articles 163 and 164, any notice, document or communication given by the Company to the holders of RMB Ordinary Shares shall be published by way of an announcement on media platform(s) satisfying the conditions imposed by the CSRC; once such announcement is published, all holders of RMB Ordinary Shares shall be deemed to have received the relevant notice. If such notice is also required to be given to other shareholders, the provisions of these Articles shall be complied with. OTHERS 45. 179 The issue, listing, registration, trading and other matters of the RMB Ordinary Shares of the Company shall be governed by PRC laws, regulations and normative documents. So long as the RMB Ordinary Shares of the Company are listed on the SSE, the Company shall comply with applicable PRC laws and regulations and the relevant requirements of PRC securities regulatory authorities in respect of listed companies. – IV-33 –

APPENDIX IV AMENDMENTS TO THE ARTICLES OF ASSOCIATION No. Article No. Article Before Amendment Article No. Article After Amendment 46. 180 In the case of any matter not addressed under these Articles or in conflict with relevant provisions of the laws, administrative regulations, departmental rules, normative documents and securities regulatory rules of the listing venue(s) of the shares of the Company as promulgated from time to time, the relevant laws, administrative regulations, departmental rules, normative documents and securities regulatory rules of the listing venue(s) of the shares of the Company shall prevail. – IV-34 –

APPENDIX V POLICY GOVERNING THE PROCEDURESOF GENERAL MEETINGS CHINA MOBILE LIMITED POLICY GOVERNING THE PROCEDURESOFGENERAL MEETINGS Chapter 1 General Rule 1 This Policy has been formulated in order to protect the legal rights and interests of China Mobile Limited (the “Company”) and shareholders of the Company, clarify duties and powers of general meetings, improve efficiency of general meetings and ensure that the functions and powers of general meetings are exercised legally in accordance with the Companies Ordinance (Chapter 622 of the Laws of Hong Kong) (the “Ordinance”), Notice of the General Office of the State Council on Forwarding the Opinions of the China Securities Regulatory Commission on Launching the Pilot Projects for the Domestic Issuance of Shares or Depositary Receipts by Innovative Enterprises《國務院辦公廳轉發證監會關於開展創新企業境內發行股票 (或存托憑證試點若干意見的通知》), Measures for the Continuous Regulation of the Innovative Enterprises That Have Listed and Issued Domestically Stocks or Depository Receipts (Trial) ( 《創新企業境內發行股票或存托憑證上市後持續監管實施辦法(試行)》), the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the “HKSE Listing Rules”), the Rules Governing the Listing of Stocks on the Shanghai Stock Exchange《上海證券交易所股 ( 票上市規則》, the “SSE Listing Rules”, together with the “HKSE Listing Rules”, the “Listing Rules”) and other laws, regulations and normative documents, as well as the Articles of Association of China Mobile Limited (the “Articles of Association”) and the actual situation of the Company. Rule 2 This Policy is binding on the Company, all shareholders, shareholders’ proxies, all directors, relevant staff of general meetings, and other personnel attending general meetings. Rule 3 The Board of the Company shall strictly abide by regulations in applicable laws and regulations, the Listing Rules and the Articles of Association in relation to the convening of general meetings, and organize general meetings in a formal and timely manner. All Directors of the Company have the responsibility of integrity and diligence for the orderly convening of general meetings, and shall not obstruct the exercise of powers at general meetings in accordance with the law. Chapter 2 Functions and Powers of General Meetings Rule 4 Subject to applicable laws and regulations, the Listing Rules and the Articles of Association, the following functions and powers may be exercised at a general meeting of the Company: (a) to appoint and remove Directors (except where appointment or removal by the Board is permitted by the Articles of Association); (b) to consider and approve the annual reports of the Board and/or the Auditors as required by the Stock Exchanges; –V-1 –

APPENDIX V POLICY GOVERNING THE PROCEDURESOF GENERAL MEETINGS (c) to consider and approve the dividend distribution proposals of the Company; (d) to consider and approve any increase in the number of issued shares of the Company (including the issue of shares (preferred shares included), securities convertible to shares, share warrants and other securities affecting the share capital of the Company); (e) subject to compliance with other requirements of applicable laws and regulations, to consider and approve any reduction of the number of issued shares of the Company; (f) to consider and approve any amalgamation, winding up or change of company status of the Company (including a change from a public company to a private company); (g) to consider and approve any amendment to the Articles of Association of the Company or adoption of new Articles of Association of the Company; (h) to consider and approve the appointment, re-appointment or removal of the Auditors of the Company and authorise the Board to fix their remuneration; (i) to consider and approve any external guarantee which is required to be approved at a general meeting under applicable laws and regulations and the Listing Rules; (j) to consider and approve any transaction which is required to be approved at a general meeting under applicable laws and regulations and the Listing Rules; (k) to consider and approve any material purchase or disposal of assets, where the transaction amount within one year exceeds 30% of the latest audited total assets of the Company, as provided under applicable laws and regulations and the Listing Rules; (l) to consider and approve any provision of guarantees by the Company, where the guaranteed amount within one year exceeds 30% of the latest audited total assets of the Company, as provided under applicable laws and regulations and the Listing Rules; (m) to consider and approve any equity incentive scheme of the Company which is required to be approved at a general meeting under applicable laws and regulations and the Listing Rules; (n) to consider and approve any consolidation or subdivision of all or any of the share capital of the Company; (o) to cancel any shares which have not been subscribed for or agreed to be subscribed for by any person as at the date of the passing of the relevant resolution; and –V-2 –

APPENDIX V POLICY GOVERNING THE PROCEDURESOF GENERAL MEETINGS (p) to exercise other functions and powers as provided under applicable laws and regulations, the Listing Rules, the Articles of Association and so forth. To the extent permitted by applicable laws and regulations and the Listing Rules, the relevant functions and powers exercised at a general meeting may be delegated to the Board of the Company through appropriate procedures. If any matter is permitted under applicable laws and regulations and the Listing Rules to be approved by way of shareholders’ written approval or resolution in lieu of a general meeting, then this Rule shall not be deemed to require such matter to be approved by way of a general meeting. Chapter 3 Holding of General Meetings Rule 5 The Company shall in respect of each financial year hold a general meeting as its annual general meeting in addition to any other meetings in that year. The annual general meeting shall be held within 6 months after the end of each financial year. All other general meetings shall be called extraordinary general meetings. Rule 6 The Directors may whenever they think fit, or shall on requisition by shareholders in accordance with section 566 of the Ordinance, proceed to convene an extraordinary general meeting. An extraordinary general meeting may also be convened on requisition by shareholder(s) individually or collectively holding 10% or more of the shares of the Company in accordance with applicable laws and regulations, the Listing Rules and the Articles of Association. Rule7 A general meeting may be held at two or more places using any technology that enables members who are not together at the same place to listen, speak and vote at such meeting. Specifically, a general meeting may be held as a physical meeting, a hybrid meeting or an electronic meeting, as may be determined by the Directors in their absolute discretion. In accordance with the requirements of applicable laws and regulations, the Listing Rules and the Articles of Association, the Board shall adopt network-based or other means that are safe, economical and convenient to facilitate shareholders’ participation in a general meeting. Chapter 4 Proposals at General Meetings Rule 8 The contents of proposals by shareholders shall fall within the scope of the functions and powers of general meetings, have clear topics and specific resolutions, and comply with the relevant provisions of applicable laws and regulations, the Listing Rules and the Articles of Association. Rule 9 The following business may be transacted by the shareholders of the Company at a general meeting: (a) business specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorised committee thereof); (b) business otherwise duly brought before a general meeting by or at the direction of the Board (or any duly authorised committee thereof); –V-3 –

APPENDIX V POLICY GOVERNING THE PROCEDURESOF GENERAL MEETINGS (c) business in relation to shareholders’ request for the Company to circulate a resolution for an annual general meeting in accordance with section 615 of the Ordinance; (d) business duly put forward at a general meeting in accordance with the Articles of Association by shareholder(s) satisfying the following requirements after the notice of the general meeting is given, provided that the scheduled convening of the general meeting by the Company shall not be affected: (i) such shareholder(s) is/are registered shareholder(s) of the Company on both the date of such shareholder(s) putting forward the provisional proposal in accordance with the Articles of Association or this Policy and the record date for the determination of voting rights at such general meeting, individually or collectively holding 3% or more of the total number of shares issued by the Company with voting rights; and (ii) the provisional proposal is put forward by such shareholder(s) and submitted to the Board in writing 10 days before the convening of the general meeting; and (e) any other business to be approved at any general meeting in accordance with applicable laws and regulations and the Listing Rules. Rule 10 Subject to any other applicable provisions, in order to ensure proper submission of matters by shareholders to general meetings for processing, shareholders shall give appropriate notice in writing to the Secretary or other persons designated by the Company. Rule 11 The notice of a proposal by shareholder(s) shall be in the appropriate form of writing. All matters shareholder(s) intend(s) to submit to an annual general meeting must contain the following: (a) Introduction of the matter to be submitted to an annual general meeting and reasons for handling the matter at an annual general meeting; (b) Name and address of record of the shareholder(s); (c) Class or series and number of the Company’s share(s) that such shareholder(s) beneficially own(s) or that is/are registered under his or her name; and (d) Note on all arrangements or understanding entered into between such shareholder(s) and any person(s) (including name(s) of such person(s)) in relation to the matter to be submitted and whether such shareholder(s) has/have any material interest in relation to such matter. Chapter 5 Notice of General Meetings Rule 12 Subject to section 578 of the Ordinance, an annual general meeting shall be called by not less than 21 days’ notice in writing, and any other general meeting shall be called by not less than 14 days’ notice in writing. The notice shall specify the date and time of meeting and, save for an electronic meeting, the Principal Meeting Place, as well as the agenda and particulars of the resolutions. If the general meeting is to be a hybrid meeting or an electronic meeting, the –V-4 –

APPENDIX V POLICY GOVERNING THE PROCEDURESOF GENERAL MEETINGS notice shall include a statement to that effect and with details of the electronic facilities for attendance and participation at the meeting or where such details will be made available by the Company prior to the meeting. The notice convening an annual general meeting shall specify the meeting as such, and the notice convening a meeting to pass a special resolution shall specify the intention to propose the resolution as a special resolution. There shall appear on every such notice with reasonable prominence a statement that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him and that a proxy need not be a member of the Company. In respect of Rule 9(d) of this Policy, the Board shall issue a supplemental notice within 2 days of receipt of such special proposal submitted by the relevant shareholder(s) to announce the content of such special proposal. Rule 13 Notwithstanding that a meeting of the Company is called by shorter notice than that specified in the Articles of Association or required by the Ordinance, it shall be deemed to have been duly called if it is so agreed:- (a) in the case of a meeting called as the annual general meeting, by all the members entitled to attend and vote thereat; and (b) in the case of any other meeting, by a majority in number of the members having the right to attend and vote at the meeting, being a majority together holding not less than 95 per cent of the shares giving that right. Rule 14 The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the nonreceipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting. Chapter 6 Convening of General Meetings Rule 15 No business save the election of a Chairman of the meeting shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business. Two members present in person or by proxy and entitled to vote shall be a quorum for all purposes. Rule 16 If, within fifteen minutes from the time appointed for the meeting a quorum be not present, the meeting, if convened upon requisition in accordance with the Ordinance, shall be dissolved; but in any other case it shall stand adjourned to the same day in the next week at the same time, in the same form and (where applicable) at the same place(s), or to such other day and time, in such form and (where applicable) at such place(s) as the Chairman of the meeting (or in default, the Board) may at his/its absolute discretion determine. If at such adjourned meeting a quorum be not present within fifteen minutes from the time appointed for the meeting, the member or members present in person or by proxy shall be a quorum and may transact the business for which the meeting is called. –V-5 –

APPENDIX V POLICY GOVERNING THE PROCEDURESOF GENERAL MEETINGS Rule 17 The Chairman (if any) of the Board or, in his absence, a Deputy Chairman (if any) shall preside as Chairman at every general meeting. If there is no such Chairman or Deputy Chairman, or if at any meeting neither the Chairman nor a Deputy Chairman is present within fifteen minutes after the time appointed for holding the meeting, or if neither of them is willing to act as Chairman of the meeting, the Directors present shall choose one of their number to act, or if one Director only is present he shall preside as Chairman of the meeting if willing to act. If no Director is present, or if each of the Directors present declines to act as Chairman of the meeting, the persons present and entitled to vote shall elect one of their number to be Chairman of the meeting. Rule 18 The Chairman of a general meeting (be it a physical meeting, a hybrid meeting or an electronic meeting) may attend, preside at, and conduct proceedings of, such meeting at any Meeting Location or by means of electronic facilities. Rule 19 The Chairman of any general meeting at which a quorum is present may, with the consent of the meeting, and shall, if so directed by the meeting, adjourn the meeting from time to time, from place(s) to place(s) and/or from one form to another or sine die; but no business shall be transacted at any adjourned meeting other than business which might have been transacted at the meeting from which the adjournment took place unless due notice thereof is given or such notice is waived in the manner prescribed by the Articles of Association. All business conducted at the meeting up to the time of such adjournment shall be valid. When a meeting is adjourned for thirty days or more, or sine die, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjourned meeting or the business to be transacted thereat. Where a meeting is adjourned sine die, the time, form and (where applicable) place(s) for the adjourned meeting shall be fixed by the Directors. Rule 20 Without affecting the generality of the Articles of Association, the Board may, at its absolute discretion, arrange for persons entitled to attend a general meeting to do so by simultaneous attendance and participation by means of electronic facilities at such location or locations determined by the Board from time to time at its absolute discretion. Rule 21 All general meetings are subject to the following:- (a) any physical meeting or hybrid meeting shall be treated as having commenced if it has commenced at the Principal Meeting Place; (b) members attending and participating in person (in the case of a member being a corporation, by its duly authorised representative) or by proxy:- (i) in a physical meeting or a hybrid meeting at a Meeting Location; and/or (ii) in an electronic meeting or a hybrid meeting by means of electronic facilities, are deemed to be present at and shall be counted towards the quorum of and are entitled to vote at the meeting in question, and that meeting shall be duly constituted and its proceedings valid provided that the Chairman of the meeting is satisfied that adequate electronic facilities are available throughout the meeting to ensure that –V-6 –

APPENDIX V POLICY GOVERNING THE PROCEDURESOF GENERAL MEETINGS members and/or proxies at all Meeting Locations and members and/or proxies participating in an electronic meeting or a hybrid meeting by means of electronic facilities are able to participate in the business for which the meeting has been convened; (c) where members and/or proxies attend a meeting by being present at one of the Meeting Locations and/or where members and/or proxies participating in an electronic meeting or a hybrid meeting by means of electronic facilities, a failure for any reason of the electronic facilities or communication equipment, or any other failure in the arrangements for enabling those in a Meeting Location other than the Principal Meeting Place to participate in the business for which the meeting has been convened or in the case of an electronic meeting or a hybrid meeting, the inability of one or more members or proxies to access, or continue to access, the electronic facilities despite adequate electronic facilities having been made available by the Company, shall not affect the validity of the meeting or the resolutions passed, or any business conducted there or any action taken pursuant to such business provided that there is a quorum present throughout the meeting; and (d) the provisions of the Articles of Association concerning the service and giving of notice for the meeting, and the time for lodging proxies, shall apply by reference to the date and time in Hong Kong. Rule 22 The Board and, at any general meeting, the Chairman of the meeting may from time to time make arrangements for managing attendance and/or participation and/or voting at any Meeting Location(s) and/or in an electronic meeting or a hybrid meeting by means of electronic facilities (include, without limitation, the issue of tickets or some other means of identification, passcode, seat reservation, electronic voting or otherwise) as it/he shall in its/his absolute discretion consider appropriate, and may from time to time change any such arrangements, provided that a member who is entitled to attend the meeting or adjourned meeting shall be entitled to attend and participate, in person (in the case of a member being a corporation, by its duly authorised representative) or by proxy, at one Meeting Location or by means of electronic facilities; and the entitlement of any member so to attend the meeting or adjourned meeting at such Meeting Location(s) or by means of electronic facilities shall be subject to any such arrangement as may be for the time being in force and by the notice of the meeting or adjourned meeting stated to apply to the meeting. Rule 23 If it appears to the Chairman of the general meeting (or in default, the Board) that:- (a) in the case of a physical meeting or a hybrid meeting, the electronic facilities at the Principal Meeting Place or at such other Meeting Location(s) at which the meeting may be attended have become inadequate for the purposes referred to in the Articles of Association or are otherwise not sufficient to allow the meeting to be conducted substantially in accordance with the provisions set out in the notice of the meeting; (b) in the case of an electronic meeting or a hybrid meeting, electronic facilities being made available by the Company have become inadequate; –V-7 –

APPENDIX V POLICY GOVERNING THE PROCEDURESOF GENERAL MEETINGS (c) it is not possible or practicable to ascertain the view of those present or to give all persons entitled to do so a reasonable opportunity to communicate and/or vote at the meeting; or (d) there is violence or the threat of violence, unruly behaviour or other disruption occurring at the meeting or it is not possible or practicable to secure the proper and orderly conduct of the meeting, then, without prejudice to any other power which the Chairman or the Board may have under the Articles ofAssociation or at common law, the Chairman or the Board may, whether before or after the meeting has started, at his/its absolute discretion, without the consent of the meeting, and irrespective of whether a quorum is present, adjourn the meeting (including adjournment sine die). All business conducted at the meeting up to the time of such adjournment shall be valid. Such adjournment shall be subject to the provisions of the Articles of Association in relation to notice of the adjourned meeting. Rule 24 The Board and, at any general meeting, the Chairman of the meeting may from time to time make any arrangement, determine and/or implement any requirements, procedures, measures or restrictions which the Board or the Chairman of the meeting, as the case may be, in its/his absolute discretion considers appropriate to ensure the security and orderly conduct of a meeting (including, without limitation, requiring evidence of identity to be produced by those attending the meeting, searching of their personal property, restricting items that may be taken into any Meeting Location, and determining the number and frequency of and the time allowed for questions that may be raised at a meeting). Members shall also comply with all requirements imposed by the owner(s) of the premises at or system(s) through which the meeting is held. Any decision made under this Rule shall be final and conclusive and a person who refuses to comply with any such arrangements, requirements, procedures, measures or restrictions may be refused entry to the meeting or ejected (physically or electronically) from the meeting. Rule 25 All persons seeking to attend and participate in an electronic meeting or a hybrid meeting shall be responsible for maintaining adequate facilities to enable them to do so. Subject to the Articles of Association, any inability of a person or persons to attend or participate in a general meeting by way of electronic facilities shall not invalidate the proceedings of and/or resolutions passed at that meeting. Rule 26 Without prejudice to the Articles of Association, a physical meeting may also be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting. –V-8 –

APPENDIX V POLICY GOVERNING THE PROCEDURESOF GENERAL MEETINGS Chapter 7 Voting and Resolutions at General Meetings Rule 27 At any general meeting a resolution put to the vote of the meeting shall be decided on a poll demanded by:- (a) the Chairman of the meeting; or (b) at least three members present in person (or in the case of a member being a corporation, by its duly authorised representative) or by proxy and entitled to vote at the meeting; or (c) any member or members present in person (or in the case of a member being a corporation, by its duly authorised representative) or by proxy and representing in the aggregate not less than 5 per cent. of the total voting rights of all members having the right to attend and vote at the meeting; or (d) any member or members present in person (or in the case of a member being a corporation, by its duly authorised representative) or by proxy and holding shares conferring a right to attend and vote at the meeting on which there have been paid up sums in the aggregate equal to not less than 5 per cent. of the total sum paid up on all shares conferring that right, provided that a resolution put to the vote of the meeting may be decided on a show of hands to the extent permitted by the Listing Rules of the relevant Stock Exchange(s). Rule 28 Subject to the preceding Rule, a declaration by the Chairman that a resolution has, on a show of hands, been carried unanimously or by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded for or against such resolution. Rule 29 A demand for a poll may be withdrawn only with the approval of the Chairman of the meeting, at any time before the close of the meeting or the taking of the poll, whichever is earlier. If a poll be directed or demanded in the manner (including the use of ballot or voting papers or tickets) above mentioned it shall (subject to the provisions of the Articles of Association) be taken at such time (being not later than thirty days after the date of the demand) and in such manner as the Chairman of the meeting may appoint. No notice needs to be given of a poll not taken immediately. The result of such poll shall be deemed for all purposes to be the resolution of the meeting at which the poll was so directed or demanded. Rule 30 In the case of an equality of votes at any general meeting, whether upon a show of hands or on a poll, the Chairman of the meeting shall be entitled to a second or casting vote. Rule 31 A poll demanded upon the election of a Chairman or upon a question of adjournment shall be taken forthwith. Any business, other than that upon which a poll has been demanded, may be proceeded with pending the taking of the poll. –V-9 –

APPENDIX V POLICY GOVERNING THE PROCEDURESOF GENERAL MEETINGS Rule 32 Save as expressly provided in the Articles of Association, no person other than a member duly registered and who shall have paid everything for the time being due from him payable to the Company in respect of his shares shall be entitled to be present or to vote (save as proxy for another member) either personally or by proxy, or to be reckoned in a quorum at any general meeting. No objection shall be made to the validity of any vote except at a meeting at which such vote shall be tendered and every vote whether given personally or by proxy not disallowed at such meeting shall be deemed valid for all purposes whatsoever of such meeting or poll. In case of any dispute as to voting the Chairman shall determine the same, and such determination shall be final and conclusive. Rule 33 Subject to the provisions of the Ordinance, a resolution in writing signed by all the members for the time being entitled to receive notice of and to attend and vote at general meetings shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held. A written notice of confirmation of such resolution in writing signed by or on behalf of a member shall be deemed to be his signature to such resolution in writing for the purposes of this Rule. Such resolution in writing may consist of several documents each signed by or on behalf of one or more members. Rule 34 Shareholders shall be entitled to supervise, make suggestions or raise enquires on the operation of the Company in accordance with applicable laws and regulations, the Listing Rules and the Articles of Association. Directors and members of senior management shall address and provide explanations on reasonable enquiries and suggestions of shareholders at general meetings. Rule 35 Subject to the provisions of the Ordinance, provisions of the Articles of Association and to any special rights, privileges or restrictions as to voting for the time being attached to any class or classes of shares, every member who (being an individual) is present in person or (being a corporation) is present by a representative duly authorised under section 606 of the Ordinance at any general meeting shall be entitled, on a show of hands, to one vote only and, on a poll, to one vote for every fully paid-up share of which he is the holder. Rule 36 Any person entitled under the Articles of Association to be registered as the holder of any shares may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such shares, provided that at least 48 hours before the time of the holding of the meeting or adjourned meeting (as the case may be) at which he proposes to vote, he shall satisfy the Board of his right to be registered as the holder of such shares or the Board shall have previously admitted his right to vote at such meeting in respect thereof. Rule 37 On a poll, votes may be given either personally or by proxy and a member entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way. – V-10 –

APPENDIX V POLICY GOVERNING THE PROCEDURESOF GENERAL MEETINGS Rule 38 A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee,curatorbonisorotherpersoninthenatureofacommitteeorcuratorbonisappointedby that court, and any such committee, curator bonis or other person may on a poll, vote by proxy. If any member be a minor he may vote by his guardian or one of his guardians who may give their votes personally or by proxy. Rule 39 Where a member is, under the HKSE Listing Rules, required to abstain from voting on any resolution or restricted to voting only for or only against any resolution, any votes castbyoronbehalfofsuchmemberincontraventionofsuchrequirementorrestrictionshallnotbe counted. Rule 40 The following matters shall be passed by a special resolution at a general meeting: (a) subject to compliance with other requirements of applicable laws and regulations, to consider and approve any reduction of the number of issued shares of the Company (except for redemption or repurchase of shares under general mandate granted by shareholders of the Company at a general meeting); (b) to consider and approve any amendment to the Articles of Association of the Company or adoption of new Articles of Association of the Company; (c) to consider and approve any amalgamation, winding up or change of company status of the Company (including a change from a public company to a private company); (d) other matters which are required to be passed by a special resolution in accordance with applicable laws and regulations, Listing Rules and the Articles of Association. Notwithstanding other requirements under theArticles ofAssociation, the following matters shall be passed by votes representing not less than two-thirds of the voting rights held by the shareholders of the Company present at a general meeting who, being entitled to do so, vote either in person or (if a proxy is permitted) by proxy or (if the shareholder is a corporation) by its duly authorised representative at the meeting: (a) to consider and approve any material purchase or disposal of assets, where the transaction amount within one year exceeds 30% of the latest audited total assets of the Company, as provided under applicable laws and regulations and the Listing Rules; (b) to consider and approve any provision of guarantees by the Company, where the guaranteed amount within one year exceeds 30% of the latest audited total assets of the Company, as provided under applicable laws and regulations and the Listing Rules; and (c) other matters that only require approval by two-thirds or more of voting rights held by shareholders attending the meeting pursuant to applicable laws and regulations, the Listing Rules, and the Articles of Association. – V-11 –

APPENDIX V POLICY GOVERNING THE PROCEDURESOF GENERAL MEETINGS Except as otherwise provided by applicable laws and regulations, the Listing Rules and the Articles of Association, other matters shall be passed by an ordinary resolution at a general meeting. Chapter 8 Representatives of Shareholders Rule 41 Votes may be given either personally or by proxy. A proxy need not be a member of the Company. An instrument appointing a proxy shall be in writing in any usual or common form or in any other form which the Directors may accept, and shall be deemed, subject to the provision hereinafter contained, to confer authority upon the proxy to vote on any resolution (or amendment thereto) put to the meeting for which it is given as the proxy thinks fit. Provided that any form issued to a member for use by him for appointing a proxy to attend and vote at an extraordinary general meeting or at an annual general meeting at which any business is to be transacted shall be such as to enable the member according to his intention to instruct the proxy to vote in favour of or against (or, in default of instructions, to exercise his discretion in respect of) each resolution dealing with any such business and shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates. Rule 42 The instrument appointing a proxy shall be signed by the appointor, or his duly authorised attorney, or if such appointor be a corporation, under its common seal or signed by some officer, attorney or other person duly authorised in that behalf. Rule 43 The Company may from time to time, at its absolute discretion, designate an electronic address for the receipt of any document or information relating to proxies for a general meeting (including any instrument of proxy or invitation to appoint a proxy, any document necessary to show the validity of, or otherwise relating to, an appointment of proxy (whether or not required under the Articles of Association) and notice of termination of the authority of a proxy). If such an electronic address is provided, the Company shall be deemed to have agreed that any such document or information (relating to proxies as aforesaid) may be sent by electronic means to that address, subject as hereafter provided and subject to any other limitations or conditions specified by the Company when providing the address. Without limitation, the Company may from time to time determine that any such electronic address may be used generally for such matters or specifically for particular meetings or purposes and, if so, the Company may provide different electronic addresses for different purposes. The Company may also impose any conditions on the transmission of and its receipt of such electronic communications including, for the avoidance of doubt, imposing any security or encryption arrangements as may be specified by the Company. If any document or information required to be sent to the Company is sent to the Company by electronic means under this Rule, such document or information is not treated as validly delivered to or deposited with the Company if the same is not received by the Company at its designated electronic address in accordance with this Rule or if no electronic address is so designated by the Company for the receipt of such document or information. Rule 44 The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of such power or authority, shall be deposited at the Office or received at the electronic address specified by the Company in accordance with provisions of the Articles of Association at least forty-eight hours before the time fixed for holding the meeting at which the person named in such instrument proposes to attend and – V-12 –

APPENDIX V POLICY GOVERNING THE PROCEDURESOF GENERAL MEETINGS vote or, in the case of a poll, at least twenty-four hours before the time appointed for the taking of the poll; otherwise the person so named shall not be entitled to vote at that meeting (or as the case may be) except with the approval of the Chairman of the meeting. No instrument appointing a proxy shall be valid after the expiration of twelve months from the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within twelve months from such date. Delivery of an instrument appointing a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned and, in such event, the instrument appointing a proxy shall be deemed to be revoked. Rule 45 Any member may by power of attorney appoint any person to be his attorney for the purpose of attending and voting at any meeting, and such power may be a special power limited to any particular meeting or a general power extending to all meetings at which such member is entitled to vote. Every such power shall be deposited at the Office or received at the electronic address specified by the Company in accordance with provisions of the Articles of Association at least forty-eight hours before the time fixed for holding the meeting at which such attorney proposes to attend and vote or, in the case of a poll, at least twenty-four hours before the time appointed for the taking of the poll; otherwise the attorney shall not be entitled to vote at that meeting (or as the case may be) except with the approval of the Chairman of the meeting. Rule 46 An instrument of proxy may be revoked by forwarding to the Office or depositing at the electronic address specified by the Company in accordance with provisions of the Articles of Association written notification of such revocation signed by or on behalf of the person who issued or authorised the issue of the instrument of proxy. Every vote given in accordance with the terms of an instrument of proxy or power of attorney or by the duly authorised representative of a corporation shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the proxy or power of attorney or other authority, or transfer of the shares in respect of which the proxy is given, provided no intimation in writing of the death, insanity, revocation or transfer shall have been received at the Office or the electronic address specified by the Company in accordance with provisions of the Articles of Association at least twenty-four hours before the time fixed for holding the meeting, or adjourned meeting, or the taking of the poll, at which the instrument of proxy is used. Rule 47 Any corporation which is a member of the Company may, by resolution of its Directors or other governing body or by power of attorney, authorise such persons as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company. References in the Articles of Association to a member present in person at a meeting shall, unless the context otherwise requires, include a corporation which is a member represented at the meeting by such duly authorised representative. Rule 48 Without prejudice to the generality of the provisions of the Ordinance and the preceding Rule if a Clearing House (or its nominee) is a member of the Company, it (or, as the case may be, its nominee) may authorise such person or persons as it thinks fit to act as its proxy and proxies or representative or representatives at any meeting of the Company or at any meeting of – V-13 –

APPENDIX V POLICY GOVERNING THE PROCEDURESOF GENERAL MEETINGS any class of member of the Company provided that, if more than one person is so authorised, the authorisation shall specify the number and class of shares in respect of which each such person is so authorised. A person so authorised under the provisions of this Rule shall be entitled to exercise the same powers on behalf of the Clearing House (or its nominee) which he represents as that Clearing House (or its nominee) could exercise if it were an individual member of the Company. Chapter 9 Records of General Meetings Rule 49 The Secretary is responsible for maintaining minutes of general meetings. The minutes of a general meeting shall contain the following: (a) time and place of the meeting; (b) names of the Chairman of the meeting and Directors who attend the meeting; (c) list of shareholders (including shareholders’ proxies) who attend the meeting and the aggregate number of voting shares held by them; (d) resolutions which have been voted on and their poll results; (e) names of scrutineer(s) and lawyer(s) attending the meeting. The Secretary shall ensure that the contents of the meeting minutes are true, accurate and complete. The Chairman of the meeting shall sign the minutes of the meeting, and ensure that the contents of the meeting minutes are true, accurate and complete. The minutes of the meeting shall be kept together with (if available) the signature book of the shareholders present at the scene, the proxy forms, and certificate of poll results signed by the scrutineer, with a retention period of not less than 10 years. Chapter 10 Others Rule 50 References to a shareholder, a member or a holder herein means a duly registered holder from time to time of shares of the Company. Rule 51 Matters not covered by this Policy shall be implemented in accordance with applicable laws and regulations, the Listing Rules, the Articles of Association and other relevant rules (the “Applicable Regulations”). If the Applicable Regulations change after this Policy comes into force such that there is a conflict between this Policy and the Application Regulations, the Company shall amend this Policy in a timely manner and ensure that mandatory rules in the Applicable Regulations are complied with at all times. – V-14 –

APPENDIX V POLICY GOVERNING THE PROCEDURESOF GENERAL MEETINGS Rule 52 This Policy shall be formulated by the Board of the Company and thereafter presented at a general meeting for approval, and shall take effect from the day of the Company’s initial public offering of its RMB ordinary shares and the listing of its RMB ordinary shares on the Shanghai Stock Exchange. Rule 53 The power of interpretation of this Policy is vested in the Board. – V-15 –

APPENDIX VI POLICY GOVERNING THE PROCEDURES OF BOARD MEETINGS CHINA MOBILE LIMITED POLICY GOVERNING THE PROCEDURESOFBOARD MEETINGS Chapter 1 General Rule 1 This Policy has been formulated in order to further formalize the mode of deliberation and decision-making procedures of the Board of China Mobile Limited (the “Company”), facilitate efficient performance of duties by the Directors and the Board, and improve the level of formal operation and accurate decision-making of the Board in accordance with the Companies Ordinance (Chapter 622 of the Laws of Hong Kong) (the “Ordinance”), Notice of the General Office of the State Council on Forwarding the Opinions of the China Securities Regulatory Commission on Launching the Pilot Projects for the Domestic Issuance of Shares or Depositary Receipts by Innovative Enterprises《國務院辦公廳轉發證監會關於開展創 (新企業境內發行股票或存托憑證試點若干意見的通知》), Measures for the Continuous Regulation of the Innovative Enterprises That Have Listed and Issued Domestically Stocks or Depository Receipts (Trial)《創新企業境內發行股票或存托憑證上市後持續監管實施辦法 ( (試行)》), the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the “HKSE Listing Rules”), the Rules Governing the Listing of Stocks on the Shanghai Stock Exchange《上海證券交易所股票上市規則》 ( , the “SSE Listing Rules”, together with the “HKSE Listing Rules”, the “Listing Rules”) and other laws, regulations and normative documents, as well as the Articles of Association of China Mobile Limited (the “Articles of Association”) and the actual situation of the Company. Chapter 2 Functions and Powers of the Board Rule 2 Without prejudice to the general powers provided in the Articles of Association, subject to express provisions of applicable laws and regulations, the Listing Rules and the Articles of Association, the Board may exercise all powers of the Directors of the Company, including but not limited to the following powers: (a) to convene general meetings and report its work at general meetings; (b) to execute resolutions passed at general meetings; (c) to formulate proposals for distribution of dividends of the Company; (d) to formulate proposals for increasing or reducing the number of issued shares of the Company; (e) to formulate proposals for the amalgamation, winding up or change of company status of the Company (including a change from a public company to a private company); – VI-1 –

APPENDIX VI POLICY GOVERNING THE PROCEDURES OF BOARD MEETINGS (f) to the extent permitted under or authorised at applicable laws and regulations, the Listing Rules, general meetings and the Articles of Association, to consider and approve the material transactions, external investments, acquisitions or disposals of assets, pledges of assets, external guarantees, entrusted financial management, connected transactions, affiliated transactions and other matters of the Company; (g) to appoint or remove the chief executive officer, other members of senior management and the company secretary of the Company and to determine their remuneration as well as awards and penalties; (h) to formulate proposals for amending the Articles of Association; (i) to propose to the general meeting the appointment or change of the Auditors in charge of the audit of the Company; (j) to the extent permitted by applicable laws and regulations and the Listing Rules, to consider and approve the issue of bonds (other than convertible bonds that require consideration and approval at a general meeting) by the Company; and (k) other powers as provided under applicable laws and regulations, the Listing Rules, the Articles of Association and so forth. Transactions that do not require approval at general meetings but disclosure pursuant to provisions under applicable laws and regulations, the Listing Rules, the Articles of Association and so forth shall be considered and approved by the Board. To the extent permitted by applicable laws and regulations and the Listing Rules, the Board may delegate the relevant powers to the management of the Company through appropriate procedures. Chapter 3 Board Meetings Rule 3 The Board shall convene at least four meetings a year, approximately once every quarter. Rule 4 Notice of a meeting of Directors shall be deemed to be duly given to a Director if it is given to him personally, in writing or by word of mouth, or sent to him at his last known address or any other address given by him to the Company for this purpose provided that notice need not be given to any Director or alternate Director for the time being absent from Hong Kong. A Director may consent to short notice of and may waive notice of any meeting and any such waiver may be retrospective. – VI-2 –

APPENDIX VI POLICY GOVERNING THE PROCEDURES OF BOARD MEETINGS Rule 5 Unless otherwise provided under the Articles of Association or determined by the Board, two Directors shall constitute a quorum. For the purpose of this Rule, an alternate Director shall be counted in a quorum but, notwithstanding that an alternate Director is also a Director or is an alternate for more than one Director, he shall for quorum purposes count as only one Director. Rule 6 The Directors may elect a Chairman of the Board and determine the period for which he is to hold office; but if no such Chairman be elected, or if at any meeting the Chairman be not present within five minutes after the time appointed for holding the same, the Directors present shall choose one of their number to be Chairman of such meeting. Rule 7 All acts done bona fide by any meeting of the Directors or of a committee of Directors, or by any persons acting as Directors, shall, notwithstanding that there was some defect in the appointment of any such Directors or persons acting as aforesaid, or that they or any of them were disqualified, or had vacated office, be as valid as if every such person had been duly appointed and was qualified and continued to be a Director. Rule 8 A Director or the Secretary may, at any time, summon a meeting of the Directors. A meeting of the Board or any committee of the Board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting. Rule 9 A resolution in writing signed by all the Directors except such as are absent from Hong Kong or temporarily unable to act through ill health or disability (or their alternate Directors) shall (so long as they constitute a quorum) be as effective for all purposes as a resolution of the Directors passed at a meeting duly convened, held and constituted. A written notification of confirmation of such resolution in writing signed by a Director shall be deemed to be his signature to such resolution in writing for the purposes of this Rule. Such resolution in writing may consist of several documents, each signed by one or more Directors. Rule10 EachDirectormaybywrittennotificationtotheCompanynominateanyother person to act as alternate Director in his place and at his discretion in similar manner remove such alternate Director. If such person is not another Director, such appointment, unless previously approved by the Board, shall have effect only upon and subject to being so approved. The alternate Director shall (except as regards the power to appoint an alternate) be subject in all respects to the terms and conditions existing with reference to the other Directors of the Company; and each alternate Director, whilst acting as such, shall exercise and discharge all the functions, powers and duties of the Director he represents, but shall look to such Director solely for his remuneration as alternate Director. Every person acting as an alternate Director shall (except when absent from Hong Kong) be entitled to receive notices of meetings of the Board and shall have one vote for each Director for whom he acts as alternate at any such meeting at which the Director appointing him is not personally present (in addition to his own vote if he is also a Director). The signature of an alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the notice of his appointment provides to the contrary, be as effective as the signature of his appointor. Any Director of the Company who is appointed an alternate director shall be considered as two Directors for the purpose of making a quorum of Directors. Any person appointed as an – VI-3 –

APPENDIX VI POLICY GOVERNING THE PROCEDURES OF BOARD MEETINGS alternate Director shall vacate his office as such alternate Director if and when the Director by whom he has been appointed removes him or vacates office as Director. A Director shall not be liable for the acts or defaults of any alternate Director appointed by him. To such extent as the Board may from time to time determine in relation to any committee of the Board, the foregoing provisions of this paragraph shall also apply mutatis mutandis to any meeting of any committee of which his appointor is a member. An alternate Director shall not, save as aforesaid, have power to act as a Director nor shall he be deemed to be a Director for the purposes of this Policy. Rule 11 The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. Matters arising at any meeting shall be decided by more than half of the votes cast by the Directors present at the meeting, unless otherwise provided under applicable laws and regulations, the Listing Rules and the Articles of Association. When the Board votes on a resolution, each person shall have one vote. In case of an equality of votes the Chairman of the meeting shall have a second or casting vote. Subject to the Listing Rules and regardless of whether the Articles of Association provide otherwise, when the Board considers any affiliated transactions, affiliated directors (if any) shall abstain from voting and shall not vote as proxy for other Directors; more than half of the non-affiliated directors shall be present at the relevant Board meeting, and the relevant resolution at such Board meeting shall be passed by more than half of all non-affiliated directors. If fewer than three non-affiliated directors are present at such Board meeting, the Company shall put forward the relevant matter for consideration at a general meeting. In this Rule, “affiliated transactions” and “affiliated directors” shall have the meanings ascribed to the terms “關聯交易” and “關聯董事”, respectively, under the SSE Listing Rules, and “non-affiliated directors” shall mean Directors other than affiliated directors. Guarantee transactions within the authority of the Board are required to be approved by more than half of all Directors, and are also required to be approved by two-thirds or more of the Directors present at the Board meeting. Rule 12 The Company’s independent non-executive Directors are required to comply with and execute requirements of applicable laws and regulations, the Listing Rules, the Articles of Association and other relevant rules in respect of expression of opinion or performance of any specific duties on relevant matters. Rule 13 Minutes of the Board meeting must include the following items: (a) date, place and name of the convener of the meeting; (b) names of Directors present and name(s) of the proxy(ies) nominated by Director(s) to attend the Board meeting; (c) meeting agenda; (d) key summary of Directors’ speech; (e) voting method and result of each resolution (the voting result should indicate the number of votes for and against each resolution and the number of abstained votes). – VI-4 –

APPENDIX VI POLICY GOVERNING THE PROCEDURES OF BOARD MEETINGS Chapter 4 Others Rule 14 Matters not covered by this Policy shall be implemented in accordance with applicable laws and regulations, the Listing Rules, the Articles of Association and other relevant rules (the “Applicable Regulations”). If the Applicable Regulations change after this Policy comes into force such that there is a conflict between this Policy and the Application Regulations, the Company shall amend this Policy in a timely manner and ensure that mandatory rules in the Applicable Regulations are complied with at all times. Rule 15 This Policy shall be formulated by the Board of the Company and thereafter presented at a general meeting for approval, and shall take effect from the day of the Company’s initial public offering of its RMB ordinary shares and the listing of its RMB ordinary shares on the Shanghai Stock Exchange. Rule 16 The Board is responsible for the interpretation of this Policy. – VI-5 –

NOTICE OF THEEXTRAORDINARY GENERAL MEETING [Graphic Appears Here] CHINA MOBILE LIMITED 中國移動有限公司 (Incorporated in Hong Kong with limited liability under the Companies Ordinance) (Stock Code: 941) NOTICE OF THEEXTRAORDINARY GENERAL MEETING IMPORTANT NOTICE In light of COVID-19 and to safeguard shareholders’ health and safety, the Company encourages shareholders to consider appointing the chairman of the extraordinary general meeting as his/her proxy to vote on the resolutions, instead of attending the extraordinary general meeting in person. The directors of the Company may attend the extraordinary general meeting remotely through video or telephone conference facilities. LIMITING ATTENDANCE AND PRIOR ONLINE REGISTRATION Limiting attendance of the extraordinary general meeting in person: To comply with the Prevention and Control of Disease (Prohibition on Group Gathering) Regulation (Chapter 599G of the Laws of Hong Kong) made by the Chief Executive in Council of Hong Kong on 29 March 2020 and amended from time to time, the Company will limit attendance of the extraordinary general meeting in person to 100 shareholders, with not more than 20 persons (or such other maximum number of persons as legally permissible on the date of the extraordinary general meeting) to be accommodated in each meeting room or partitioned area. Prior online registration: Both registered shareholders (i.e. persons or companies holding shares of the Company in their own names which are entered in the Company’s register of members) (the “Registered Shareholders”) and non-registered shareholders (i.e. whose shares are held through banks, brokers, custodians, nominees or HKSCC Nominees Limited (together, the “Intermediaries”)) (the “Non-registered Shareholders”) who wish to attend the extraordinary general meeting in person are requested to register their interest to attend and provide the following details by email at egm2021@chinamobilehk.com during the period from Monday, 31 May 2021, 9:00 a.m. to Wednesday, 2 June 2021, 6:00 p.m.: (1) full name in English; (2) registered address in English, or his/her 10-digit shareholder reference number starting with the letter “C” printed under the barcode on the top right corner of the notification letter to shareholders sent on Monday, 24 May 2021; and (3) telephone number (optional) for ease of contact. – EGM-1 –

NOTICE OF THEEXTRAORDINARY GENERAL MEETING In addition, the Non-registered Shareholders should contact and instruct their Intermediaries in advance to appoint the Non-registered Shareholders as the Intermediaries’ proxy or corporate representative to attend and vote at the extraordinary general meeting in person in case the Non-registered Shareholders are allocated the right of admission to the venue. Basis of allocation: If registrations are received by the Company from more than 100 Registered Shareholders and Non-registered Shareholders, balloting will be conducted. Notification: The Registered Shareholders and Non-registered Shareholders who have been allocated the right of admission to the extraordinary general meeting venue in person will be notified individually by email during the period from Friday, 4 June 2021 to Tuesday, 8 June 2021, and such shareholders must bring the confirmation email when attending the extraordinary general meeting. No notification will be sent to those persons who are not successful in the balloting. OTHERPRECAUTIONS TO BE TAKENAT THEEXTRAORDINARY GENERAL MEETING In accordance with the Joint Statement in relation to General Meetings in light of the Prevention and Control of Disease (Prohibition on Group Gathering) Regulation issued by the Securities and Futures Commission of Hong Kong and the Hong Kong Stock Exchange on 1 April 2020, the Company will take all practicable precautions to ensure the health and safety of shareholders attending the extraordinary general meeting, including but not limited to mandatory screening of body temperatures, submission of health declaration forms, requiring attendees to bring and wear their own surgical masks, physical distancing, no food or beverage service and no handing out of gifts. The Company will refuse entry to persons whose body temperature is 37.5ºC or higher, with flu-like symptoms or under quarantine. The Company will continue to monitor COVID-19 and may alter the extraordinary general meeting arrangements at short notice. Shareholders are advised to check any future announcement(s) which the Company may publish on the websites of the Hong Kong Stock Exchange and the Company. Notice is hereby given that the Extraordinary General Meeting of China Mobile Limited (the “Company”) will be held on Wednesday, 9 June 2021 at 9:30 a.m. in the Grand Ballroom, Grand Hyatt Hong Kong, 1 Harbour Road, Wanchai, Hong Kong for the purposes of considering and, if thought fit, passing (with or without amendments), the following resolutions of the Company. Unless otherwise indicated, capitalised terms used in this notice shall have the same meanings as ascribed to them in the circular dated 24 May 2021 issued by the Company (the “Circular”). – EGM-2 –

NOTICE OF THEEXTRAORDINARY GENERAL MEETING ORDINARY RESOLUTIONS 1. To consider and approve the RMB Share Issue and the Specific Mandate: “THAT subject to obtaining approvals from the relevant regulatory authorities, the Board be and is hereby authorised and granted the Specific Mandate to allot, issue and deal with not more than 964,813,000 RMB Shares (prior to the exercise of the over-allotment option) as may be issued under the RMB Share Issue as further described in the Circular (including but not limited to the particulars as set out in the section headed “Resolution on the RMB Share Issue and the Specific Mandate” in the Circular), provided that the Specific Mandate shall be in addition to and shall not prejudice or revoke the existing general mandate granted to the Directors by the Shareholders at the annual general meeting of the Company held on 29 April 2021.” 2. To consider and approve the authorisation to the Board and its authorised persons to deal with matters relating to the RMB Share Issue (including but not limited to the particulars as set out in the section headed “Resolution on the Authorisation to be Granted at the EGM to the Board to Deal with Matters Relating to the RMB Share Issue” in the Circular). 3. To consider and approve the plan for distribution of profits accumulated before the RMB Share Issue (including but not limited to the particulars as set out in the section headed “Resolution on the Plan for Distribution of Profits Accumulated prior to the RMB Share Issue” in the Circular). 4. To consider and approve the plan for stabilisation of the price of RMB Shares within three years following the RMB Share Issue in the form as set forth in Appendix I to the Circular. 5. To consider and approve the shareholder return plan within three years following the RMB Share Issue in the form as set forth in Appendix II to the Circular. 6. To consider and approve the use of proceeds from the RMB Share Issue (including but not limited to the particulars as set out in the section headed “Resolution on the Use of Proceeds from the RMB Share Issue” in the Circular). 7. To consider and approve the remedial measures for the potential dilution of immediate returns resulting from the RMB Share Issue in the form as set forth in Appendix III to the Circular. 8. To consider and approve the undertakings and corresponding binding measures for the RMB Share Issue (including but not limited to the particulars as set out in the section headed “Resolution on Undertakings and Corresponding Binding Measures in Connection with the RMB Share Issue” in the Circular). – EGM-3 –

NOTICE OF THEEXTRAORDINARY GENERAL MEETING 9. To consider and approve the proposed dealing with matter related to director and senior management liability insurance and A share prospectus liability insurance (including but not limited to the particulars as set out in the section headed “Resolution on Dealing with Matters related to Director and Senior Management Liability Insurance and A Share Prospectus Liability Insurance” in the Circular). 10. To consider and approve the adoption of the policy governing the procedures of general meetings in the form as set forth in Appendix V to the Circular which will take effect on the date of listing of RMB Shares on the Shanghai Stock Exchange. 11. To consider and approve the adoption of the policy governing the procedures of board meetings in the form as set forth in Appendix VI to the Circular which will take effect on the date of listing of RMB Shares on the Shanghai Stock Exchange. SPECIAL RESOLUTION 12. To consider and approve the amendments to the Articles of Association: “THAT: (i) the amendments to the Articles of Association as set forth in Appendix IV to the Circular be and are hereby approved; (ii) the articles of association of the Company reflecting the amendments as set forth in Appendix IV to the Circular in the form tabled at the EGM, marked “A” and for the purpose of identification signed by a Director be approved, and such articles of association be adopted in substitution for and to the exclusion of the existing articles of association of the Company with effect from the date of listing of RMB Shares on the Shanghai Stock Exchange; and (iii) any Director or officer of the Company be and is hereby authorised to carry out and take all actions necessary and to sign all necessary documents in connection with or to give effect to the resolutions above.” By Order of the Board China Mobile Limited Wong Wai Lan, Grace Company Secretary 24 May 2021 – EGM-4 –

NOTICE OF THEEXTRAORDINARY GENERAL MEETING Notes: 1. Any member entitled to attend and vote at the extraordinary general meeting is entitled to appoint one or, if he is the holder of two or more shares, more proxies to attend and, on a poll, vote in his stead. A proxy need not be a member of the Company. 2. In order to be valid, a form of proxy together with the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy thereof, must be deposited at the Company’s registered office at 60/F, The Center, 99 Queen’s Road Central, Hong Kong not less than 24 hours before the time for holding the extraordinary general meeting. Completion and return of a form of proxy will not preclude a member from attending and voting in person if he is subsequently able to be present. 3. To ascertain shareholders’ eligibility to attend and vote at the extraordinary general meeting, the register of members of the Company will be closed from Friday, 4 June 2021 to Wednesday, 9 June 2021 (both days inclusive), during which period no transfer of shares in the Company will be effected. In order to be entitled to attend and vote at the extraordinary general meeting, all transfers, accompanied by the relevant share certificates, must be lodged with the Company’s share registrar, Hong Kong Registrars Limited, at Shops 1712–1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wan Chai, Hong Kong, not later than 4:30 p.m. on Thursday, 3 June 2021. – EGM-5 –